                                  Exhibit 5(c)



          PROPOSED FORM OF CERTIFICATE:
               (1) SCUDDER (30019)
               (2) DEAN WITTER, PUTNAM, MFS (30028)
               (3) MULTI-MANAGER (30036)

** DATA PAGE **                                           CERTIFICATE NUMBER:


                                                                INSURED:




                                                              RIGHT TO EXAMINE
                                                                 CERTIFICATE


THE AMOUNT OF THE DEATH BENEFIT OR THE                    Please read this
DURATION OF THE DEATH BENEFIT MAY INCREASE                certificate. You may
OR DECREASE UNDER THE CONDITIONS DESCRIBED                return this
ON PAGES 3.02 AND 3.03.                                   certificate to us or
                                                          to the agent through
                                                          whom it was purchased
THE CERTIFICATE'S CASH VALUE IN EACH                      within 20 days from
INVESTMENT DIVISION OF THE SEPARATE                       the date you receive
ACCOUNT IS BASED ON THE INVESTMENT                        it or within 45 days
EXPERIENCE OF THAT INVESTMENT DIVISION                    after the application
AND MAY INCREASE OR DECREASE DAILY. IT                    is signed, whichever
IS NOT GUARANTEED AS TO DOLLAR AMOUNT.                    period ends later. If
SEE THE SEPARATE ACCOUNT PROVISION.                       you return it within
                                                          this period, the
                                                          certificate will be
                                                          void from the
                                                          beginning. We will
                                                          refund any premium
                                                          paid.



                                                             FLEXIBLE PREMIUM
                                                              VARIABLE LIFE
The provisions on the pages which follow are                INSURANCE TO AGE 95
a part of this certificate.  This contains a
summary of the terms of the Group Contract                Flexible Premiums are
which is the contract between the Contract-               payable during the
holder and Paragon Life Insurance Company.                lifetime of the
This certificate is evidence of life insurance            insured to age 95. The
under the Group Contract and is subject to all            death benefit is
of the terms and limits of the Group Contract             payable at the death
and any amendments thereto. PLEASE READ                   of the insured prior
YOUR CERTIFICATE CAREFULLY.                               to age 95 and while
                                                          the certificate is in
                                                          force. Cash surrender
                                                          value, if any, is
                                                          payable at the
                                                          insured's age 95.

ISSUED  BY:  PARAGON LIFE INSURANCE CO.
             A STOCK COMPANY
             100 SOUTH BRENTWOOD
             ST. LOUIS, MISSOURI 63105
             (314) 862-2211

30019                                0.01
(3/93)

                    ALPHABETIC GUIDE TO YOUR CERTIFICATE



Page                                                                  Page
6.04  Addition, Deletion or Substitution of                           3.01  Maturity Date
      Investments                                                     6.03  Misstatement of Age and
3.04  Allocation of Net Premiums                                            Corrections
6.01  Assignments                                                     4.03  Monthly Cost of Insurance
4.05  Basis of Computation                                            4.03  Monthly Deduction
6.01  Beneficiary                                                     4.02  Net Investment Factor
4.04  Cash Surrender Value                                            3.04  Net Premium
4.01  Cash Values                                                     6.01  Owner
3.03  Certificate Changes                                             4.04  Partial Withdrawals
3.01  Certificate Date                                                7.01  Payment of Benefits
3.03  Change in Contract Type                                         3.04  Payment of Premiums
3.03  Change in Face Amount                                           4.04  Postponement of Payments
6.01  Change of Owner or Beneficiary                                  3.02  Proceeds
6.02  Claims of Creditors                                             3.05  Reinstatement
6.01  Conformity with Statutes                                        6.02  Right to Examine Increase in Face
6.02  Conversion Rights                                                     Amount
3.02  Death Benefit                                                   4.02  Separate Account Cash Value
3.01  Definitions                                                     6.03  Separate Account Provisions
6.02  Eligibility Change Conversion Privilege                         6.02  Statements in Application
3.04  Grace Period                                                    6.03  Suicide Exclusion
6.03  Incontestability                                                6.04  Transfers
7.01  Interest on Proceeds
4.03  Loan Account Cash Value
4.01  Loans


Additional Benefit Riders, Modifications and Amendments, if any, and a Copy of the Application are found following the final section.



30019                                0.02
(3/93)

CERTIFICATE SPECIFICATIONS


                    DESCRIPTION OF SEPARATE ACCOUNT B FUNDS


Scudder Variable Life Investment Fund (the `Fund') is an open-end diversified management investment company registered with the SEC as a series-type mutual fund. The Fund has five separate funds or portfolios which operate as distinct investment vehicles. The names and investment objectives are as follows:

Money Market Portfolio: The investment objective is to maintain the stability
----------------------
of capital, and consistent therewith, to maintain the liquidity of capital and to provide current income.

Bond Portfolio: The investment objective is to pursue a policy of investing for
--------------
a high level of income consistent with a high quality portfolio of debt securities.

Capital Growth Portfolio: The investment objective is to seek long-term capital
------------------------
appreciation and, consistent therewith, current income through a broad and flexible investment program.

Balanced Portfolio: The investment objective is to seek a balance of growth and
------------------
income from a diversified portfolio of equity and fixed income securities.

International Portfolio: The investment objective is to seek long-term growth
-----------------------
of capital primarily through diversified holdings of marketable foreign equity investments.

Growth and Income Portfolio: The investment objective is to seek long-term
---------------------------
growth of capital, current income and growth of income.


There can be no assurance that the investment objectives of these funds, or any other funds that the Company may create, will be achieved.

30130                              1.03

             TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                              RATES ARE PER $1000


INSURED:

CERTIFICATE NUMBER:

CERTIFICATE DATE:

    ATTAINED                  ATTAINED                    ATTAINED
      AGE           RATE        AGE            RATE         AGE       RATE
      ---           ----        ---            ----         ---       ----
      18            0.155        19            0.161        20        0.163
      21            0.165        22            0.163        23        0.163
      24            0.161        25            0.159        26        0.158
      27            0.158        28            0.159        29        0.163
      30            0.167        31            0.172        32        0.178
      33            0.187        34            0.196        35        0.207
      36            0.221        37            0.238        38        0.257
      39            0.278        40            0.303        41        0.329
      42            0.357        43            0.386        44        0.416
      45            0.449        46            0.483        47        0.520
      48            0.559        49            0.603        50        0.651
      51            0.705        52            0.767        53        0.836
      54            0.911        55            0.988        56        1.071
      57            1.155        58            1.244        59        1.342
      60            1.450        61            1.576        62        1.723
      63            1.891        64            2.078        65        2.276
      66            2.486        67            2.704        68        2.933
      69            3.188        70            3.478        71        3.813
      72            4.208        73             4.66        74        5.163
      75            5.708        76            6.284        77        6.884
      78            7.517        79            8.203        80        8.968
      81            9.837        82           10.829        83       11.941
      84           13.150        85           14.440        86       15.795
      87           17.213        88           18.699        89       20.262
      90           21.925        91           23.733        92       25.762
      93           28.155        94           31.307


THESE RATES ARE FOR THE BASE COVERAGE AT ISSUE. They are based on 125 percent of the 1980 Commissioners Standard Ordinary Mortality Table C Age Last Birthday.

Any values guaranteed in this certificate are based on these rates.

30131                                1.01

                    1.   DEFINITIONS


We, Us and Our      The Paragon Life Insurance Company.

You and Your        The owner of this certificate. The owner may be someone
                    other than the insured.

                    In the application the words "You" and "Your" refer to the proposed insured person(s).

Insured The person whose life is insured under this certificate. See the certificate specifications page. The insured must be eligible to participate in the plan sponsored by the contractholder at the time this certificate is issued.

Issue Age           The insured's age at his or her last birthday as of the
                    certificate date.

Attained Age        The issue age plus the number of completed certificate
                    years.

Certificate Date    The date of issue of this certificate is the effective date of coverage under this certificate. It is also the date from which certificate anniversaries, certificate years, and certificate months are measured.

Investment          The date the first premium is applied to the Divisions of
Start Date          the Separate Account. This date will be the later of:

                    The certificate date; or

                    The date we receive the first premium at our home office.

Maturity Date       The certificate anniversary on which the insured attains age
                    95. If the insured is living and the certificate is in force on this date, the cash surrender value is payable. It is possible that insurance coverage may not continue to the maturity date even if planned premiums are paid in a timely manner.

Monthly             The same date in each succeeding month as the certificate
Anniversary         date except that whenever the monthly anniversary falls on a date other than a valuation date, the monthly anniversary will be deemed the next valuation date. If any monthly anniversary would be the 29th, 30th, or 31st day of a month that does not have that number of days, then the monthly anniversary will be the last day of that month.

Business Day        Any day that we are open for business.

Separate            A separate investment account created by us to receive and
Account             invest net premiums received for this certificate. The
                    particular Separate Account for this certificate is indicated on the certificate specifications page.

Loan Account        The account to which we will transfer from the Divisions of the Separate Account the amount of any certificate loan.

Loan                A Loan SubAccount exists for each Division of the Separate
SubAccount          Account. Any cash value transferred to the Loan Account will be allocated to the appropriate Loan SubAccount to reflect the origin of the cash value. At any point in time, the Loan
                    Account will equal the sum of all the Loan SubAccounts.

Actively            The employee must work for his employer at his usual place
at Work             of work or such other places as required by his employer in the course of such work for the full number of hours and full rate of pay, as set by the employment practices of his employer. In no event will the amount of time worked per week be less than 30 hours.

Contract The Group Flexible Premium Variable Life Insurance Contract issued to the contractholder by us.

30310                                3.01
(3/93)

                    2.   DEATH  BENEFITS

Proceeds            The certificate proceeds are:

                    1.   The death benefit under the contract type then in
                          effect; plus

                    2. The monthly cost of insurance for the portion of the certificate month from the date of death to the end of the month of death; less

                    3.   Any loan and loan interest due.

Death Benefit       The death benefit depends upon the contract type in effect on the date of the insured's death. The contract type in effect is shown on the certificate specifications page.
                    Level Contract Type: (Death benefit is level except when it equals a percentage of cash value.)

                    The death benefit is the greater of:

                    1.   The face amount; or

                    2. The applicable percentage of the cash value on the date of death as described in Section 7702(d) of the Internal Revenue Code of 1986 or any applicable successor provision thereto.

                    Increasing Contract Type:

                    The death benefit is the greater of:

                    1. The face amount plus the cash value on the date of death; or

                    2. The applicable percentage of the cash value on the date of death as described in Section 7702(d) of the Internal Revenue Code of 1986 or any applicable successor provision hereto.

                    Not withstanding anything in this certificate, the death benefit will in no case be less than the amount necessary to cause the certificate to meet the guideline premium test set forth in Section 7702(c) of the 1986 Internal Revenue Code or any applicable successor.

Applicable          The percentages as currently described in Section 7702(d) of
Percentage          the Internal Revenue Code of 1986 are as follows:

                    In the case of an insured with an                      The applicable percentage
                    attained age as of the beginning                       will decrease by a ratable
                    of the certificate year of:                            portion for each full year:

                    More than:                 But not more than:          From:                          To:
                      0  .....................        40                   250  .....................     250
                     40  .....................        45                   250  .....................     215
                     45  .....................        50                   215  .....................     185
                     50  .....................        55                   185  .....................     150
                     55  .....................        60                   150  .....................     130
                     60  .....................        65                   130  .....................     120
                     65  .....................        70                   120  .....................     115
                     70  .....................        75                   115  .....................     105
                     75  .....................        90                   105  .....................     105
                     90  .....................        95                   105  .....................     100
                     95  .....................       100                   100  .....................     100
                    100  .....................       100                   100  .....................     100
                                                          or higher

30310                                3.02
(3/93)

Certificate         You may request certificate changes at any time unless we
Changes             specifically indicate otherwise, We reserve the right to
                    limit the number of changes to one per certificate year and to restrict the changes in the first certificate year. The types of changes allowed are explained below.

                    No change will be permitted that would result in this certificate not satisfying the requirements of Section 7702 of the Internal Revenue Code of 1986 or any applicable successor provision thereto.

Change in           The face amount may be changed by sending us a written
Face Amount         request.

                    Any decrease in face amount will be subject to the following conditions:

                    1. The decrease will become effective on the monthly anniversary on or following our receipt of the request.

                    2. The decrease will reduce the face amount in the following order:

                         a. The face amount provided by the most recent increase;

                         b. Face amounts provided by the next most recent increases, successively; and

                         c.   The face amount when the certificate was issued.

                    3. The face amount remaining in force after any requested decrease may not be less than the minimum face amount shown on the certificate specifications page.

                    4.   Any decrease must be at least $5,000.

                         Any increase in face amount will be subject to the following conditions:

                         1. Proof that the insured is insurable by our standards on the date of the requested increase must be submitted.

                         2. The increase will become effective on the monthly anniversary on or following our receipt of such proof.

                         3.   Any increase must be at least $5,000.

                         4. The insured must have an attained age not greater than age 80 on the anniversary date that the increase will become effective.

                         We will amend your certificate to show the effective date of the decrease or increase.

Change in                The contract type in effect may be changed by sending
Contract Type            us a written request. The effective date of change will
                         be the monthly anniversary on or following the date we receive the request. On the effective date of this change the death benefit payable does not change.

                         If the contract type in effect is increasing, it may be changed to level. The face amount will be increased to equal the death benefit on the effective date of change.

                         If the contract type in effect is level, it may be changed to increasing. Proof that the insured is insurable by our standards on the date of the change must be submitted. The face amount will be decreased to equal the death benefit less the cash value on the effective date of change. This change may not be made if it would result in a face amount which is less than the minimum face amount shown on the certificate specifications page.

30310                                3.03
(3/93)

                    3.   PREMIUMS AND GRACE PERIOD

Payment of          Your first premium is due as of the certificate date. While
Premiums            the insured is living, premiums after the first must be paid at our home office. If this certificate is in your possession and you have not paid the first premium, it is not in force. It will be considered that you have the certificate for inspection only.

                    Premiums after the first may be paid in any amount and at any interval subject to the following conditions:

                    1.   No premium payment may be less than $20.00.

                    2. Total premiums paid in any certificate year may not exceed the maximum premium limit for that certificate year. The maximum premium limit for a certificate year is the largest amount of premium which can be paid in that certificate year such that the sum of the premiums paid under the certificate will not at any time exceed the guideline premium limitation referred to in Section 7702(c) of the Internal Revenue Code of 1986, or as set forth in any applicable successor provision thereto. The maximum premium limit for the following certificate year will be shown on your annual report.

                    On any date that we receive a premium which causes the death benefit to increase by an amount that exceeds that premium received, we reserve the right to refuse the premium payment. We may require additional evidence of insurability before we accept the premium payment.

Net Premium         The premium paid times the net premium percentage from the certificate specifications page is the net premium.

Allocation of       You determine the allocation of net premiums among the
Net Premiums        Divisions of the Separate Account. The minimum percentage
                    (other than zero) that may be allocated to any Division of the Separate Account is 10%. Percentages must be in whole numbers. The initial allocation is shown on the certificate specifications page.

Your Right          You may change the allocation of future net premiums among
to Change           the Divisions of the Separate Account subject to the
Allocation          conditions outlined in the Allocation of the Net Premiums
                    provision. The change in allocation percentages will take effect immediately upon our receipt of your written request.

Grace Period        We will allow a grace period of 62 days. The grace period
                    will start on any monthly anniversary when the cash surrender value is not large enough to cover the next monthly deduction. (Monthly deduction is defined in the Cash
                    Values Section.) At that time, we will send you and any assignee of record a notice. The notice will indicate the minimum premium needed to keep the certificate in force and the date such payment is due.

                    If you do not pay a premium large enough to cover the monthly deduction by the end of the grace period, your certificate will lapse at the end of that 62 day period. It will then terminate without cash value. If the insured dies during the grace period, any past due monthly deductions will be deducted from the death benefit.

30310                                3.04
(3/93)

Reinstatement       You may reinstate your lapsed certificate within 5 years
                    after the date of lapse. This must be done before the insured's age 95. You must submit the following items:

                    1.   A written request for reinstatement.

                    2. Proof satisfactory to us that the insured is insurable by our standards.

                    3.   A premium large enough to cover:

                         a.   The monthly deductions due at the time of lapse;
                              and

                         b. Two times the monthly deduction due at the time of reinstatement.

                    The insured must be alive on the date we approve the request for reinstatement. If the insured is not alive, such approval is void and of no effect.

                    The reinstated certificate will be in force from the date we approve the reinstatement application. There will be a full monthly deduction for the certificate month which includes that date. The only accumulation value of this certificate upon reinstatement will be the amount provided by the premium then paid. The application for reinstatement will be contestable for two years during the lifetime of the insured from the date of its approval.

                    Any loan and loan interest due on the date of lapse may be paid or reinstated. Any loan and loan interest reinstated will cause a cash value of an equal amount to also be reinstated.

                    Any loan paid at the time of reinstatement will cause an increase in cash value equal to the amount of the repaid loan.

30310                                3.05
(3/93)

                         4.   LOANS

                         After the first certificate anniversary, you may borrow an amount not in excess of the loan value of your certificate while it is in force. The minimum amount of your net loan request at any one time must be at least $100. Your certificate will be the sole security for such loan. We have the right to require your certificate for endorsement.

                         The loan value is 85% of the cash value of your certificate at the date of the loan request, reduced by any existing loans and loan interest due.

                         You may allocate the certificate loan and any loan interest due on this loan among the Divisions of the Separate Account. If you do not specify the allocation, then the certificate loan will be allocated among the Divisions of the Separate Account in the same proportion that the cash value in each Division bears to the total cash value of the certificate, minus the cash value in the Loan Account, on the date of the certificate loan.

                         Cash value equal to the certificate loan and the loan interest due on this loan allocated to each Division of the Separate Account will be transferred to the Loan Account, reducing the cash value allocated to the Divisions of the Separate Account accordingly.

                         Cash value held in the Loan Account for loan collateral will earn interest daily at an annual rate not less than the Loan Account guaranteed interest rate shown on the certificate specifications page.

                         Interest payable on a loan accrues daily. Loan interest is due and payable in arrears on each certificate anniversary or on a pro rata basis for any shorter period as the loan may exist. If you do not pay the interest when it is due, we will add it to your existing loan if your certificate has sufficient loan value. We will charge the same rate of interest on this amount as on the certificate loan. The total loan rate will be 8.0% per year.

Loan Repayments          All funds received will be credited to your certificate
                         as a premium unless clearly marked for loan repayment.

                         You may repay your loan in whole or in part at any time before the death of the insured while the certificate is in force. When a loan repayment is made, cash value securing the debt in the Loan Account equal to the loan repayment will be repaid to the Divisions of the Separate Account in the same proportion that the cash value in the Loan Account bears to the cash value in each Loan SubAccount as of the date the original loan was made, unless you indicate a specific allocation to the Divisions of the Separate Account. Unpaid loans and loan interest will be deducted from any settlement of your certificate.

                         If you fail to make repayment when the total loan and loan interest due would exceed the cash value, your certificate will terminate. We will allow you a grace period for such payment of loans and loan interest due. In such event the certificate becomes void at the end of the grace period, we will mail a notice to your last known address, the last known address of the insured, and that of any assignee of record. This grace period will expire 62 days from the monthly anniversary immediately before the date the total loan and loan interest due exceeds the cash value and any unpaid monthly expense charges; or 31 days after such notice has been mailed, if later.


                         5.   CASH VALUES

                         Cash Value The cash value of your certificate is equal to the total of:

                         - The cash value in the Divisions of the Separate Account; plus

                         -    The cash value in the Loan Account.

30407                                     4.01
(3/93)

                         (3/93) You may borrow against the loan value of your certificate. The interest rate used to calculate the interest earned on the cash values in the Loan Account securing any certificate loan will be at an effective annual rate not less than the Loan Account guaranteed interest rate shown on the certificate specifications page.

Separate Account         The cash value in each Division of the Separate Account
Cash Value               on the Investment Start Date is equal to:

                         - The portion of the initial net premium received and allocated to the Division; minus

                         - The portion of the monthly deductions due from the certificate date through the Investment Start Date charged to the Division.

                         The cash value in each Division of the Separate Account on a subsequent valuation date is equal to:

                         - The cash value in the Division on the preceding valuation date multiplied by that Division's net investment factor for the current valuation period; plus

                         - Any portion of net premium received and allocated to the Division during the current valuation period; plus

                         - Any net amounts transferred to the Division from another Division during the current valuation period; plus

                         - Any loan repayments allocated to the Division during the current valuation period; plus

                         - That portion of any interest credited on outstanding loans which is allocated to the Division during the current valuation period; minus

                         - Any amounts transferred plus any transfer charge from the Division during the current valuation period; minus - Any partial withdrawal plus any withdrawal transaction charge from the Division during the current valuation period; minus

                         - Any amount transferred from the Division to the Loan Account during that valuation period; minus

                         - If a monthly anniversary occurs during the current valuation period, the portion of the monthly deduction charged to the Division during the current valuation period to cover the certificate month which starts during that valuation period.

Net Investment           The Net Investment Factor measures the investment
Factor                   performance of a Division during a valuation period.
                         The Net Investment Factor for each Division for a valuation period is calculated as follows:

                         - The value of the assets at the end of the preceding valuation period; plus

                         - The investment income and capital gains --- realized or unrealized --- credited to the assets in the valuation period for which the net investment factor is being determined; minus

                         - The capital losses --- realized or unrealized --- charged against those assets during the valuation period; minus

                         - Any amount charged against each Division for taxes including any tax or other economic burden resulting from the application of tax laws that we determine to be properly attributable to the Divisions of the Separate Account, or any amount we set aside during the valuation period as a reserve for taxes attributable to the operation or maintenance of each Division; minus

                         - A charge not to exceed .0024547% for each day in the valuation period. This corresponds to 0.90% per year for mortality and expense risks; divided by

                         - The value of the assets at the end of the preceding valuation period.

30407                                   4.02
(3/93)

Loan Account             The cash value of the Loan Account as of the Investment
Cash Value               Start Date is zero.

                         The cash value of the Loan Account on any day after the Investment Start Date is equal to:

                         - The cash value of the Loan Account on the preceding business day, with interest; plus

                         - Any net amount transferred to the Loan Account from the Divisions of the Separate Account on that day; minus

                         -    Any loan repayments on that day.

Monthly Cost             The monthly cost of insurance for the following month
Insurance                is deducted on the monthly of anniversary date. The
                         monthly cost of insurance is 1, below, multiplied by the difference between 2 and 3 below:

                         1.   The monthly cost of insurance rate.

                         2. The death benefit at the beginning of the certificate month divided by 1.0040741.

                         3. The cash value at the beginning of the certificate month, before the deduction of the monthly cost of insurance.

                         If the contract type is level and if there has been an increase in the face amount, then the cash value will first be considered a part of the face amount when the certificate was issued. If the cash value is greater than the initial face amount, the excess cash value will then be considered a part of each increase in order, starting with the first increase.

Monthly Cost             At the beginning of each certificate year, the monthly
of Insurance             cost of insurance rate is determined using the
Rates                    insured's attained age. The monthly cost of insurance
                         rate is based on the attained age and rate class. For the initial face amount, we will use the rate class on the certificate date. For each increase, we will use the rate class applicable to the increase. If the death benefit equals a percentage of the cash value, any increase in cash value will cause an automatic increase in the death benefit. The rate class for such increase will be the same as that used for the most recent increase that required proof that the insured was insurable by our standards.

                         The monthly cost of insurance rates will never exceed the rates shown on the Table of Guaranteed Monthly Cost of Insurance Rates page divided by 1,000. Any change in the cost of insurance rates will apply to all persons of the same age, and classification whose certificates have been in force for the same length of time.

First Year               The amount of additional monthly expense to be charged
Monthly Expense          during the first certificate year is shown on the
Charge                   certificate specifications page.

Monthly Expense          The amount of the monthly expense charge is shown on
Charge                   the certificate specifications page.

Monthly Deduction        The monthly deduction is:

                         1.   The monthly cost of insurance; plus

                         2. The monthly cost of insurance for any rider included with this certificate; plus

                         3.   The monthly expense charge; plus

                         4. For the first certificate year, the first year monthly expense charge.

                         The monthly deduction for a certificate month will be allocated among the Divisions of the Separate Account in the same proportion that the cash value in each Division bears to the total cash value of the certificate, minus the cash value in the Loan Account on the monthly anniversary.

30407                                        4.03
(3/93)

Cash Surrender           The cash surrender value of this certificate is:
Value
                         1.   The cash value at the time of surrender; minus

                         2.   Any loan and loan interest due.

Surrender                You may surrender your certificate for its cash
                         surrender value at any time during the lifetime of the insured by sending us a written request. The cash surrender value will be determined as of the date we receive your written request at our home office. The cash surrender value will not be reduced by any monthly deduction due on that date for a subsequent certificate month.

Partial                  After the first certificate year, you can make a
Withdrawals              partial withdrawal of cash subject to the following
                         conditions:

                         - You may make up to one partial withdrawal each certificate month.

                         - The minimum amount of your net partial withdrawal request from any one Division must be at least $50.00 of a Division or your entire balance in that Division, if smaller.

                         - The total amount of your net partial withdrawal request at any one time must be at least $500.

                         - The amount of withdrawal obtained by partial withdrawal may not exceed the loan value.

Allocation of            You may allocate the partial withdrawal, subject to the
Withdrawals              above conditions, among the Divisions of the Separate
Partial                  Account. If you do not specify the allocation, then the
                         partial withdrawal will be allocated among the Divisions of the Separate Account in the same proportion that the cash value in each Division bears to the total cash value of the certificate, minus the cash value in the Loan Account on the date of the partial withdrawal.

                         If the contract type is level and the death benefit equals the face amount, then a partial withdrawal will decrease the face amount by an amount equal to the partial withdrawal. If the death benefit equals a percentage of the cash value then a partial withdrawal will decrease the face amount by any amount by which the partial withdrawal exceeds the difference between the death benefit and the face amount. The face amount will be decreased in the following order:

                         1.   The face amount at issue; and

                         2. Any increases in the same order in which they were issued.

                         No partial withdrawal will be processed which will result in the face amount being decreased below the minimum face amount shown on the certificate specifications page.

                         We reserve the right to change the minimum amount or the number of times you may make a partial withdrawal. Each partial withdrawal is subject to an administrative charge equal to the lesser of $25.00 or 2% of the amount of the partial withdrawal.

Postponement             We will usually pay any amounts payable on surrender,
of Payments              partial withdrawal or certificate loan allocated to the
                         Divisions of the Separate Account within seven days after written notice is received. We will usually pay any death benefit proceeds within seven days after we receive due proof of claim. Payment of any amount payable on surrender, partial withdrawal, certificate loan or death may be postponed whenever:

                         1. The New York Stock Exchange or our home office are closed (other than customary weekend and holiday closing) or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission;

                         2. The Securities and Exchange Commission, by order, permits postponement for the protection of certificate owners; or

30407                                        4.04
(3/93)

                         3. An emergency exists as determined by the Securities and Exchange Commission, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Separate Account.

                         Transfers may also be postponed under the circumstances listed above.

Continuation             If all premium payments cease, the insurance provided
of Insurance             under this certificate, including benefits provided by
                         any rider attached to this certificate will continue in accordance with the provisions of this certificate for as long as the cash surrender value is sufficient to cover the monthly deductions. Any remaining cash surrender value will be payable on the maturity date.

Basis of                 The minimum cash values and net single premiums, if
Computation              any, are based on 1) 125 percent of the Commissioner's
                         1980 Standard Ordinary Mortality Table C age last birthday; and 2) compound interest at 5% a year.

                         All values are at least equal to those required by any applicable law of the state that governs your certificate. We have filed a detailed statement of the method of calculating cash values and reserves with the insurance supervisory official of that state.

30407                                4.05
(3/93)

                      6.  PERSONS WITH AN INTEREST IN THE CERTIFICATE

Owner The owner is as shown in the application or in any supplemental agreement attached to this certificate, unless later changed as provided in this certificate. You, as owner, are entitled to all rights provided by this certificate, prior to its maturity date. Ownership may be changed in accordance with the Change of Owner or Beneficiary provision. After the maturity date, you can not change the payee nor the mode of payment, unless otherwise provided in this certificate. Any person whose rights of ownership depend upon some future event will not possess any present rights of ownership. If there is more than one owner at a given time, all must exercise the rights of ownership. If you should die, and you are not the insured, your interest will go to your estate unless otherwise provided.

Beneficiary           The original beneficiary is shown in the application. You
                      may change the beneficiary in accordance with the Change of Owner or Beneficiary provision. Unless otherwise stated, the beneficiary has no rights in this certificate before the death of the insured. If there is more than one beneficiary at the death of the insured, each will receive equal payments unless otherwise provided. If no beneficiary is living at the death of the insured the proceeds will be payable to you, if you are living, or to your estate.

Change of             During the insured's lifetime you may change the ownership
Owner or              and beneficiary designations, subject to any restrictions
Beneficiary           as stated in the Owner or Beneficiary provisions. You must make the change in written form satisfactory to us. If acceptable to us it will take effect as of the time you signed the request, whether or not the insured is living when we receive your request at our home office. The change will be subject to any assignment of this certificate or other legal restrictions. It will also be subject to any payment we made or action we took before we received your written notice of the change. We have the right to require the certificate for endorsement before we accept the change.

                      If you are also the beneficiary of the certificate at the time of the insured's death, you may designate some other person to receive the proceeds of the certificate within 60 days after the insured's death.

Assignments           We will not be bound by an assignment of the certificate
                      or of any interest in it unless:

                      1.  The assignment is made as a written instrument,

                      2. You file the original instrument or a certified copy with us at our home office, and

                      3.  We send you an acknowledged copy.

                      We are not responsible for determining the validity of any assignment. If a claim is based on an assignment, we may require proof of interest of the claimant. A valid assignment will take precedence over any claim of a beneficiary.

                      7.  GENERAL PROVISIONS

Entire Contract       We have issued this certificate in consideration of the
                      application and payment of premiums. The certificate, the application for it, any riders, and any application for an increase in face amount constitute the entire contract and are attached to and made a part of the certificate when the insurance applied for is accepted. A copy of any application for reinstatement will be sent to you for attachment to this certificate and will become part of the contract of reinstatement and of this certificate. The certificate may be changed by mutual agreement. Any change must be in writing and approved by our President, Vice
                      President, or Secretary. Our agents have no authority to alter or modify any terms, conditions, or agreements of this certificate, or to waive any of its provisions.

Conformity with       If any provision in this certificate is in conflict with
Statutes              the laws of the state which govern this certificate, the
                      provision will be deemed to be amended to conform with such laws. In addition, we reserve the right to change this certificate if we determine that a change is necessary to meet the requirements of the Internal Revenue
                      Code, or its regulations or published rulings.

30610
(3/93)                                  6.01

Statements in         All statements made by the insured or on his or her
Application           behalf, or by the applicant, will be deemed
                      representations and not warranties, except in the case of fraud. Material misstatements will not be used to void the certificate, any rider or any increase in face amount or deny a claim unless made in the application for a certificate, rider or an increase in face amount.

Claims of             To the extent permitted by law, neither the certificate
Creditors             nor any payment under it will be subject to the claim of
                      creditors or to any legal process.

Right to              You have the right to request us to cancel an increase in
Examine Increase      face amount and receive a refund. The request must be made
in Face Amount        no later than:

                      - 20 days from the date you received the new certificate specifications page for the increase; or

                      - 45 days after the date you signed the application for the increase.

                      The refund will equal the monthly deductions associated with that increase. If you do request us to cancel the increase but do not request a refund, the monthly deductions associated with that increase will be restored to the certificate's cash value. This amount will be allocated to the Divisions of the Separate Account in the same manner as it was deducted.

Conversion Rights     Once during the first two certificate years you have the
                      right, upon written request, to exchange this certificate for a life insurance policy that provides for benefits that do not vary with the investment return of the Divisions of the Separate Account. No evidence of insurability will be required. However, we will require that this certificate be in force and that you repay any existing indebtedness. At the time of the conversion, the new policy will have, at your option, either the same death benefit or the same difference between death benefit and cash value as this certificate. The new policy will also have the same issue date and issue age as this certificate. The planned premiums for the new policy will be based on our rates in effect for the same issue age and risk class as the original certificate.

                      You also have the right once during the first two years following the effective date of an increase in face amount to exchange the increased portion of this certificate for a life insurance policy that provides for fixed benefits. The provisions applicable to the conversion of the entire certificate described above are also applicable to a conversion of an increase in face amount.

Eligibility Change    If an insured's eligibility under the Contract ends due to
Conversion            the termination of the contract or termination of the
Privilege             employee's employment, your coverage, if still in force,
                      will convert automatically to an individual policy. Such individual policy will provide benefits which are identical to those provided under this certificate.

                      An amendment to convert the certificate to an individual policy will be mailed:

                      1. Within 31 days after we receive written notification that the employee's employment ended; or after the termination of the contract; and

                      2. Once any premium necessary to prevent the policy from lapsing is paid to us at our home office.

                      The planned premiums for this individual policy may be paid annually, semiannually, quarterly, or at other intervals we may establish from time to time. Additional premium payments may be made at any time subject to limitations identical to those contained in this certificate.
30610
(3/93)                                  6.02

Misstatement          If there is a misstatement of age in the application, the
of Age and            amount of the death benefit will be that which would be
Corrections           purchased by the most recent mortality charge at the
                      correct age.

                      If we make any payment or certificate changes in good faith, relying on our records, or evidence supplied to us, our duty will be fully discharged. We reserve the right to correct any errors in the certificate.

Incontestability      We can not contest this certificate after it has been in
                      force during the lifetime of the insured for two years from its certificate date. We can not contest an increase in face amount with regard to material misstatements made concerning such increase after it has been in force during the lifetime of the insured for two years from its effective date. We can not contest any reinstatement of this certificate after it has been in force during the lifetime of the insured for a period of two years from the date we approve the reinstatement. This provision will not apply to any rider which contains its own incontestability clause.

Suicide Exclusion     If the insured dies by suicide, while sane or insane,
                      within two years from the certificate date (or within the maximum period permitted by law of the state in which this certificate was delivered, if less than two years), the amount payable will be limited to the amount of premiums paid, less any outstanding certificate loans with interest to the date of death, and less any partial withdrawals. If the insured, while sane or insane, commits suicide within two years after the effective date of any increase in face amount, the death benefit for that increase will be limited to the monthly deductions for the increase. If this certificate is issued to a person who is a Missouri citizen at the time of issue, this provision does not apply unless the insured intended suicide when this certificate was applied for. If on the effective date of an increase in the face amount, the owner is a Missouri citizen, this provision does not apply to that increase unless the insured intended suicide when the increase in face amount was applied for.

Annual Report         Each year a report will be sent to you which shows the
                      current certificate values, premiums paid and deductions made since the last report, and any outstanding certificate loans.

Protection of         You may make a written request to us for a projection of
Benefits and          illustrative future cash values and death benefits. This
Values                projection will be furnished to you for a nominal fee.

                      8.  SEPARATE ACCOUNT PROVISIONS

Separate Account      The variable benefits under this certificate are provided
                      through investments in the Separate Account. This account is used for flexible premium variable life insurance policies and, if permitted by law, may be used for other policies or contracts as well.

                      We hold the assets of the Separate Account. These assets are held separately from the Company's general assets. Income, gains and losses --- whether or not realized --- from assets allocated to the Separate Account will be credited to or charged against the account without regard to our other income, gains or losses.

                      Assets held by the Separate Account will not be charged with liabilities that arise from any other business we may conduct. We have the right to transfer to the Company's general assets any assets of the Separate Account which are in excess of the reserves and other policy liabilities of the Separate Account.

30610
(3/93)                                  6.03

                      The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. The Separate Account is also subject to the laws of the State of Missouri, which regulate the operations of insurance companies incorporated in Missouri. The investment policy of the Separate Account will not be changed without the approval of the Insurance Commissioner of the State of Missouri. The approval process is on file with the Insurance Commissioner of the state in which the contract was delivered.

Divisions             The Separate Account has several Divisions which are shown on the certificate specifications page. The Separate
                      Account will buy shares in the Funds identified on the certificate specifications page. Each Fund corresponds to a different investment portfolio.

                      Income, gains and losses --- whether or not realized--- from the assets of each Division of the Separate Account are credited to or charged against that Division without regard to income, gains or losses in other Divisions of the Separate Account. We will value the assets of each Division of the Separate Account at the end of each valuation period. A valuation period is the period between two successive valuation dates, commencing at the close of trading (currently 4:00 p.m. New York time) each valuation date and ending at the close of trading (currently 4:00 p.m. New York time) on the next succeeding valuation date. A valuation date is each day that the New York Stock Exchange and our home office are open for business or any other day that may be required by any applicable Securities and Exchange Commission Rules and Regulations.

Transfers             You may transfer amounts among the Divisions of the
                      Separate Account. These transfers will be subject to the following conditions:

                      -   We must receive a written request for transfer.

                      - Transfers from or among the Divisions of the Separate Account may be made at any time and must be at least $250.00 or the entire amount you have in a Division, if smaller.

                      We may modify the transfer privilege at any time, including the minimum amount transferable, the frequency, and the transfer charge, if any.

Addition, Deletion    We reserve the right, subject to compliance with
or Substitution       applicable law, to make additions to, deletions from, or
of Investments        substitutions for the shares of a fund that are held by
                      the Separate Account or that the Separate Account may purchase. We reserve the right to eliminate the shares of any of the Funds and to substitute shares of another fund or of another registered open-end, investment company, if the shares or funds are no longer available for investment or if in our judgement, further investment in any fund should become inappropriate in view of the purpose of the policy or contract. We will not substitute any shares attributable to the owner's interest in a Division of the Separate Account without notice to the owner and compliance with the Investment Company Act of 1940. This will not prevent the Separate Account from purchasing other securities for other series or classes of policies, or from permitting conversion between series or classes of policies or contracts on the basis of requests made by owners.

                      We reserve the right to establish additional Divisions of the Separate Account, each of which would invest in a new fund or in shares of another open-end investment company and to make such Divisions available to such class or series of policies as we deem appropriate. Subject to any required regulatory approval, we also reserve the right to eliminate or combine existing Divisions of the Separate Account or to transfer assets between Divisions.

                      Subject to obtaining any necessary regulatory or owner approval, the Separate Account may be operated as a management company under the Investment Company Act of 1940; it may be deregistered under that Act in the event registration is no longer required; it may be combined with other separate accounts; or its assets may be transferred to other separate accounts.

30610
(3/93)                                  6.04

                      9. PAYMENT OF CERTIFICATE BENEFITS


Payment A lump sum payment will be made as provided on the face page.

Interest  on          We will pay interest on proceeds from the date of the
Proceeds              insured's death to the date of payment. Interest will be
                      at an annual rate determined by us, but never less than the guaranteed rate of 4.0%.

Extended              Provisions for settlement of proceeds different from a
Provisions            lump sum payment may only be made upon written agreement
                      with us.




                                     7.01
30702
(3/93)

                                                             CERTIFICATE  NUMBER



[PARAGON LOGO]

                                                                   INSURED



               FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE TO AGE 95

                               Non-Participating


Flexible Premiums are payable during the lifetime of the insured to age 95. The death benefit is payable at the death of the insured prior to age 95 and while the certificate is in force. Cash surrender value, if any, is payable at the insured's age 95.


THE AMOUNT OF THE DEATH BENEFIT OR THE DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE UNDER THE CONDITIONS DESCRIBED ON PAGES 3.02 AND 3.03.

THE CERTIFICATE'S CASH VALUE IN EACH INVESTMENT DIVISION OF THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT INVESTMENT DIVISION AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE THE SEPARATE ACCOUNT PROVISION.


                                    RIGHT TO
                              EXAMINE CERTIFICATE

Please read this certificate. You may return this certificate to us or to the agent through whom it was purchased within 20 days from the date you receive it or within 45 days after the application is signed, whichever period ends later. If you return it within this period, the certificate will be void from the beginning. We will refund any premium paid.


The provisions on the pages which follow are a part of this certificate. This contains a summary of the terms of the Group Contract which is the contract between the Contractholder and Paragon Life Insurance Company. This certificate is evidence of life insurance under the Group Contract and is subject to all of the terms and limits of the Group Contract and any amendments thereto. PLEASE READ YOUR CERTIFICATE CAREFULLY.


Signed for the company at its Home Office, St. Louis, Missouri  63105.




           /s/ [ILLEGIBLE]                          /s/ Carl H. Anderson
          --------------------                     -----------------------
           V.P., GENERAL COUNSEL                        PRESIDENT
              AND SECRETARY



                                     0.01
30028
(5/95)

                    ALPHABETIC  GUIDE  TO  YOUR  CERTIFICATE



Page                                                    Page
6.04  Addition, Deletion or Substitution of             3.01  Maturity Date
      Investments                                       6.03  Misstatement of Age and
3.04  Allocation of Net Premiums                              Corrections
6.01  Assignments                                       4.03  Monthly Cost of Insurance
4.05  Basis of Computation                              4.03  Monthly Deduction
6.01  Beneficiary                                       4.02  Net Investment Factor
4.04  Cash Surrender Value                              3.04  Net Premium
4.01  Cash Values                                       6.01  Owner
3.03  Certificate Changes                               4.04  Partial Withdrawals
3.01  Certificate Date                                  7.01  Payment of Benefits
3.03  Change in Contract Type                           3.04  Payment of Premiums
3.03  Change in Face Amount                             4.04  Postponement of Payments
6.01  Change of Owner or Beneficiary                    3.02  Proceeds
6.02  Claims of Creditors                               3.05  Reinstatement
6.01  Conformity with Statutes                          6.02  Right to Examine Increase in
6.02  Conversion Rights                                       Face Amount
3.02  Death Benefit                                     4.02  Separate Account Cash Value
3.01  Definitions                                       6.03  Separate Account Provisions
6.02  Eligibility Change Conversion Privilege           6.02  Statements in Application
3.04  Grace Period                                      6.03  Suicide Exclusion
6.03  Incontestability                                  6.04  Transfers
7.01  Interest on Proceeds
4.03  Loan Account Cash Value
4.01  Loans


Additional Benefit Riders, Modifications and Amendments, if any, and a Copy of the Application are found following the final section.


                                     0.02
30028
(5/95)

CERTIFICATE SPECIFICATIONS


INSURED AGE                      35    INSURED                    JOHN DOE
SEX                            MALE    FACE AMOUNT                 $500,00
CONTRACT TYPE            INCREASING    CERTIFICATE DATE        MAY 01,1995
MINIMUM FACE AMOUNT        $100,000    CERTIFICATE NUMBER        6,000,000
NET PREMIUM PERCENTAGE       95.00%    PLANNED ANNUAL PREMIUM      $12,000
LOAN ACCOUNT GUARANTEED                MONTHLY EXPENSE CHARGE        $3.50
INTEREST RATE                  5.0%    FIRST YEAR MONTHLY            $2.50




FORM                 BENDFITS-AS SPECIFIED IN CERTIFICATE
NUMBER                      AND IN ANY RIDER


                 Certificate Plan:  FLEXIBLE PREMIUM VARIABLE
                           LIFE INSURANCE TO AGE 95

30028
30155
30156
30316
30413
30616
30706



30155                                1.01

CERTIFICATE SPECIFICATIONS


INSURED                                 JOHN DOE
CERTIFICATE DATE                     MAY 1, 1995
CERTIFICATE NUMBER                     6,000,000


COVERAGE                 RISK                FACE              MATURITY
                    CLASSIFICATION          AMOUNT              DATE*
FLEX. PREM. VL-95      STANDARD            $500,000            MAY 1,2055




SEPARATE ACCOUNT: SEPARATE ACCOUNT B





* It is possible that coverage will expire prior to the Maturity Date shown where either no premiums are paid following payment of the initial premium or subsequent premiums are insufficient to continue coverage to such a date. If current values change, the planned periodic premium could be insufficient to continue coverage to the maturity date.

30155                                1.02

              TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                              RATES ARE PER $1000

INSURED:                                                CERTIFICATE NUMBER:
                                                        CERTIFICATE DATE:






     ATTAINED                                ATTAINED                               ATTAINED
       AGE               RATE                  AGE              RATE                  AGE              RATE
       ---               ----                  ---              ----                  ---              ----
        18               0.155                  19              0.161                  20              0.163
        21               0.165                  22              0.163                  23              0.163
        24               0.161                  25              0.159                  26              0.158
        27               0.158                  28              0.159                  29              0.163
        30               0.167                  31              0.172                  32              0.178
        33               0.187                  34              0.196                  35              0.207
        36               0.221                  37              0.238                  38              0.257
        39               0.278                  40              0.303                  41              0.329
        42               0.357                  43              0.386                  44              0.416
        45               0.449                  46              0.483                  47              0.520
        48               0.559                  49              0.603                  50              0.651
        51               0.705                  52              0.767                  53              0.836
        54               0.911                  55              0.988                  56              1.071
        57               1.155                  58              1.244                  59              1.342
        60               1.450                  61              1.576                  62              1.723
        63               1.891                  64              2.078                  65              2.276
        66               2.486                  67              2.704                  68              2.933
        69               3.188                  70              3.478                  71              3.813
        72               4.208                  73              4.66                   74              5.163
        75               5.708                  76              6.284                  77              6.884
        78               7.517                  79              8.203                  80              8.968
        81               9.837                  82             10.829                  83             11.941
        84              13.150                  85             14.440                  86             15.795
        87              17.213                  88             18.699                  89             20.262
        90              21.925                  91             23.733                  92             25.762
        93              28.155                  94             31.307


THESE RATES ARE FOR THE BASE COVERAGE AT ISSUE. They are based on 125 percent of the 1980 Commissioners Standard Ordinary Mortality Table C Age Last Birthday.

Any values guaranteed in this certificate are based on these rates.

30156                                1.01

                        1. DEFINITIONS

We, Us and Our          The Paragon Life Insurance Company.

You and Your            The owner of this certificate. The owner may be someone
                        other than the insured.

                        In the application the words "You" and "Your" refer to the proposed insured person(s).

Insured                 The person whose life is insured under this certificate.
                        See the certificate specifications page. The insured must be eligible to participate in the plan sponsored by the contractholder at the time this certificate is issued.

Issue Age               The insured's age at his or her last birthday as of the
                        certificate date.

Attained Age            The issue age plus the number of completed certificate
                        years.

Certificate Date        The date of issue of this certificate is the effective
                        date of coverage under this certificate. It is also the date from which certificate anniversaries, certificate years, and certificate months are measured.

Investment              The date the first premium is applied to the Divisions
Start Date              of the Separate Account. This date will be the later of:

                        The certificate date; or

                        The date we receive the first premium at our home office.

Maturity Date          The certificate anniversary on which the insured attains
                       age 95. If the insured is living and the certificate is in force on this date, the cash surrender value is payable. It is possible that insurance coverage may not continue to the maturity date even if planned premiums are paid in a timely manner.

Monthly                The same date in each succeeding month as the certificate
Anniversary            date except that whenever the monthly anniversary falls
                       on a date other than a valuation date, the monthly anniversary will be deemed the next valuation date. If any monthly anniversary would be the 29th, 30th, or 31st day of a month that does not have that number of days, then the monthly anniversary will be the last day of that month.


Business Day           Any day that we are open for business.

Separate               A separate investment account created by us to receive
Account                and invest net premiums received for this certificate.
                       The particular Separate Account for this certificate is indicated on the certificate specifications page.


Loan Account           The account to which we will transfer from the Divisions
                       of the Separate Account the amount of any certificate loan.


Loan                   A Loan SubAccount exists for each Division of the
SubAccount             Separate Account. Any cash value transferred to the Loan
                       Account will be allocated to the appropriate Loan
                       SubAccount to reflect the origin of the cash value. At any point in time, the Loan Account will equal the sum of all the Loan SubAccounts.


Actively               The employee must work for his employer at his usual
at Work                place of work or such other places as required by his
                       employer in the course of such work for the full number of hours and full rate of pay, as set by the employment practices of his employer. In no event will the amount of time worked per week be less than 30 hours.

Contract The Group Flexible Premium Variable Life Insurance Contract issued to the contractholder by us.

                                     3.01
30316
(5/95)

                       2. DEATH BENEFITS

Proceeds               The certificate proceeds are:

                       1. The death benefit under the contract type then in
                          effect; plus

                       2. The monthly cost of insurance for the portion of the
                          certificate month from the date of death to the end of the month of death; less

                       3. Any loan and loan interest due.

Death Benefit          The death benefit depends upon the contract type in
                       effect on the date of the insured's death. The contract type in effect is shown on the certificate specifications page.

                       Level Contract Type: (Death benefit is level except when it equals a percentage of cash value.)

                       The death benefit is the greater of:

                       1. The face amount; or

                       2. The applicable percentage of the cash value on the
                          date of death as described in Section 7702(d) of the Internal Revenue Code of 1986 or any applicable successor provision thereto.

                       Increasing Contract Type:

                       The death benefit is the greater of:

                       1. The face amount plus the cash value on the date of
                          death; or

                       2. The applicable percentage of the cash value on the
                          date of death as described in Section 7702(d) of the Internal Revenue Code of 1986 or any applicable successor provision hereto.

                       Not withstanding anything in this certificate, the death benefit will in no case be less than the amount necessary to cause the certificate to meet the guideline premium test set forth in Section 7702(c) of the 1986 Internal Revenue Code or any applicable successor.

Applicable             The percentages as currently described in Section 7702(d)
Percentage             of the Internal Revenue Code of 1986 are as follows:


                       In the case of an insured with an                               The applicable percentage
                       attained age as of the beginning                                will decrease by a ratable
                       of the certificate year of:                                     portion for each full year:

                       More than:                 But not more than:                   From:                          To:
                         0  .....................        40                            250  .....................     250
                        40  .....................        45                            250  .....................     215
                        45  .....................        50                            215  .....................     185
                        50  .....................        55                            185  .....................     150
                        55  .....................        60                            150  .....................     130
                        60  .....................        65                            130  .....................     120
                        65  .....................        70                            120  .....................     115
                        70  .....................        75                            115  .....................     105
                        75  .....................        90                            105  .....................     105
                        90  .....................        95                            105  .....................     100
                        95  .....................       100                            100  .....................     100
                       100  .....................       100                            100  .....................     100
                                                          or higher

                                     3.02
30316
(5/95)

Certificate            You may request certificate changes at any time unless we
Changes                specifically indicate otherwise, Changes We reserve the
                       right to limit the number of changes to one per certificate year and to restrict the changes in the first certificate year. The types of changes allowed are explained below.


                       No change will be permitted that would result in this certificate not satisfying the requirements of Section 7702 of the Internal Revenue Code of 1986 or any applicable successor provision thereto.

Change in              The face amount may be changed by sending us a written
Face Amount            request.


                       Any decrease in face amount will be subject to the following conditions:

                       1. The decrease will become effective on the monthly
                          anniversary on or following our receipt of the request.

                       2. The decrease will reduce the face amount in the
                          following order:

                          a. The face amount provided by the most recent increase;

                          b. Face amounts provided by the next most recent increases, successively; and

                          c.  The face amount when the certificate was issued.

                       3. The face amount remaining in force after any requested
                          decrease may not be less than the minimum face amount shown on the certificate specifications page.

                       4. Any decrease must be at least $5,000.

                       Any increase in face amount will be subject to the following conditions:

                       1. Proof that the insured is insurable by our standards
                          on the date of the requested increase must be submitted.

                       2. The increase will become effective on the monthly
                          anniversary on or following our receipt of such proof.

                       3. Any increase must be at least $5,000.

                       4. The insured must have an attained age not greater than
                          age 80 on the anniversary date that the increase will become effective.

                       We will amend your certificate to show the effective date of the decrease or increase.

Change in              The contract type in effect may be changed by sending us
Contract Type          a written request. The effective date of change will be
                       the monthly anniversary on or following the date we receive the request. On the effective date of this change the death benefit payable does not change.


                       If the contract type in effect is increasing, it may be changed to level. The face amount will be increased to equal the death benefit on the effective date of change.

                       If the contract type in effect is level, it may be changed to increasing. Proof that the insured is insurable by our standards on the date of the change must be submitted. The face amount will be decreased to equal the death benefit less the cash value on the effective date of change. This change may not be made if it would result in a face amount which is less than the minimum face amount shown on the certificate specifications page.

                                     3.03
30316
(5/95)

                       3. PREMIUMS AND GRACE PERIOD

Payment of             Your first premium is due as of the certificate date.
Premiums               While the insured is living, premiums after the first
                       must be paid at our home office. If this certificate is in your possession and you have not paid the first premium, it is not in force. It will be considered that you have the certificate for inspection only.

                       Premiums after the first may be paid in any amount and at any interval subject to the following conditions:

                       1. No premium payment may be less than $20.00.

                       2. Total premiums paid in any certificate year may not
                          exceed the maximum premium limit for that certificate year. The maximum premium limit for a certificate year is the largest amount of premium which can be paid in that certificate year such that the sum of the premiums paid under the certificate will not at any time exceed the guideline premium limitation referred to in Section 7702(c) of the Internal Revenue Code of 1986, or as set forth in any applicable successor provision thereto. The maximum premium limit for the following certificate year will be shown on your annual report.

                       On any date that we receive a premium which causes the death benefit to increase by an amount that exceeds that premium received, we reserve the right to refuse the premium payment. We may require additional evidence of insurability before we accept the premium payment.

Net Premium            The premium paid times the net premium percentage from
                       the certificate specifications page is the net premium.

Allocation of          You determine the allocation of net premiums among the
Net Premiums           Divisions of the Separate Account. The minimum percentage
                       (other than zero) that may be allocated to any Division of the Separate Account is 10%. Percentages must be in whole numbers. The initial allocation is shown on the certificate specifications page.


Your Right             You may change the allocation of future net premiums
to Change              among the Divisions of the Separate Account subject to
Allocation             the conditions outlined in the Allocation of the Net
                       Premiums provision. The change in allocation percentages will take effect immediately upon our receipt of your written request.

Grace Period           We will allow a grace period of 62 days. The grace period
                       will start on any monthly anniversary when the cash surrender value is not large enough to cover the next monthly deduction. (Monthly deduction is defined in the Cash Values Section.) At that time, we will send you and any assignee of record a notice. The notice will indicate the minimum premium needed to keep the certificate in force and the date such payment is due.

                       If you do not pay a premium large enough to cover the monthly deduction by the end of the grace period, your certificate will lapse at the end of that 62 day period. It will then terminate without cash value. If the insured dies during the grace period, any past due monthly deductions will be deducted from the death benefit.

                                     3.04
30316
(5/95)

Reinstatement          You may reinstate your lapsed certificate within 5 years
                       after the date of lapse. This must be done before the insured's age 95. You must submit the following items:

                       1. A written request for reinstatement.

                       2. Proof satisfactory to us that the insured is insurable
                          by our standards.

                       3. A premium large enough to cover:

                          a.  The monthly deductions due at the time of lapse;
                              and

                          b. Two times the monthly deduction due at the time of reinstatement.

                       The insured must be alive on the date we approve the request for reinstatement. If the insured is not alive, such approval is void and of no effect.

                       The reinstated certificate will be in force from the date we approve the reinstatement application. There will be a full monthly deduction for the certificate month which includes that date. The only accumulation value of this certificate upon reinstatement will be the amount provided by the premium then paid. The application for reinstatement will be contestable for two years during the lifetime of the insured from the date of its approval.

                       Any loan and loan interest due on the date of lapse may be paid or reinstated. Any loan loan interest reinstated will cause a cash value of an equal amount to also be reinstated.

                       Any loan paid at the time of reinstatement will cause an increase in cash value equal to the amount of the repaid loan.

                                     3.05
30316
(5/95)

                    4.       LOANS

                    After the first certificate anniversary, you may borrow an amount not in excess of the loan value of your certificate while it is in force. The minimum amount of your net loan request at any one time must be at least $100. Your certificate will be the sole security for such loan. We have the right to require your certificate for endorsement.

                    The loan value is 85% of the cash value of your certificate at the date of the loan request, reduced by any existing loans and loan interest due.

                    You may allocate the certificate loan and any loan interest due on this loan among the Divisions of the Separate Account. If you do not specify the allocation, then the certificate loan will be allocated among the Divisions of the Separate Account in the same proportion that the cash value in each Division bears to the total cash value of the certificate, minus the cash value in the Loan Account, on the date of the certificate loan.

                    Cash value equal to the certificate loan and the loan interest due on this loan allocated to each Division of the Separate Account will be transferred to the Loan Account, reducing the cash value allocated to the Divisions of the Separate Account accordingly.

                    Cash value held in the Loan Account for loan collateral will earn interest daily at an annual rate not less than the Loan Account guaranteed interest rate shown on the certificate specifications page.

                    Interest payable on a loan accrues daily. Loan interest is due and payable in arrears on each certificate anniversary or on a pro rata basis for any shorter period as the loan may exist. If you do not pay the interest when it is due, we will add it to your existing loan if your certificate has sufficient loan value, We will charge the same rate of interest on this amount as on the certificate loan. The total loan rate will be 8.0% per year.

Loan Repayments     All funds received will be credited to your certificate as a premium unless clearly marked for loan repayment.

                    You may repay your loan in whole or in part at any time before the death of the insured while the certificate is in force. When a loan repayment is made, cash value securing the debt in the Loan Account equal to the loan repayment will be repaid to the Divisions of the Separate Account in the same proportion that the cash value in the Loan Account bears to the cash value in each Loan SubAccount as of the date the original loan was made, unless you indicate a specific allocation to the Divisions of the Separate Account. Unpaid loans and loan interest will be deducted from any settlement of your certificate.

                    If you fail to make repayment when the total loan and loan interest due would exceed the cash value, your certificate will terminate. We will allow you a grace period for such payment of loans and loan interest due. In such event the certificate becomes void at the end of the grace period, we will mail a notice to your last known address, the last known address of the insured, and that of any assignee of record. This grace period will expire 62 days from the monthly anniversary immediately before the date the total loan and loan interest due exceeds the cash value and any unpaid monthly expense charges; or 31 days after such notice has been mailed, if later.


                    5.       CASH VALUES

Cash Value          The cash value of your certificate is equal to the total of:

                    - The cash value in the Divisions of the Separate Account; plus

                    -        The cash value in the Loan Account.


30413                                4.01
(5/95)

                    You may borrow against the loan value of your certificate. The interest rate used to calculate the interest earned on the cash values in the Loan Account securing any certificate loan will be at an effective annual rate not less than the Loan Account guaranteed interest rate shown on the certificate specifications page.

Separate Account    The cash value in each  Division of the Separate  Account
Cash Value          on the  Investment Start Date is equal to:

                    - The portion of the initial net premium received and allocated to the Division; minus

                    - The portion of the monthly deductions due from the certificate date through the Investment Start Date charged to the Division.

                    The cash value in each Division of the Separate Account on a subsequent valuation date is equal to:

                    - The cash value in the Division on the preceding valuation date multiplied by that Division's net investment factor for the current valuation period; plus

                    - Any portion of net premium received and allocated to the Division during the current valuation period; plus

                    - Any net amounts transferred to the Division from another Division during the current valuation period; plus

                    - Any loan repayments allocated to the Division during the current valuation period; plus

                    - That portion of any interest credited on outstanding loans which is allocated to the Division during the current valuation period; minus

                    - Any amounts transferred plus any transfer charge from the Division during the current valuation period; minus

                    - Any partial withdrawal plus any withdrawal transaction charge from the Division during the current valuation period; minus

                    - Any amount transferred from the Division to the Loan Account during that valuation period; minus

                    - If a monthly anniversary occurs during the current valuation period, the portion of the monthly deduction charged to the Division during the current valuation period to cover the certificate month which starts during that valuation period.

Net Investment      The Net Investment Factor measures the investment
                    performance of a Division during Factor a valuation period.
                    The Net Investment Factor for each Division for a valuation period is calculated as follows:

                    - The value of the assets at the end of the preceding valuation period; plus

                    - The investment income and capital gains ---realized or unrealized ---credited to the assets in the valuation period for which the net investment factor is being determined; minus

                    - The capital losses --- realized or unrealized --- charged against those assets during the valuation period; minus

                    - Any amount charged against each Division for taxes including any tax or other economic burden resulting from the application of tax laws that we determine to be properly attributable to the Divisions of the Separate Account, or any amount we set aside during the valuation period as a reserve for taxes attributable to the operation or maintenance of each Division; minus

                    - A charge not to exceed .0024547% for each day in the valuation period. This corresponds to 0.90% per year for mortality and expense risks; divided by

                    - The value of the assets at the end of the preceding valuation period.


30413                               4.02
(5/95)

Loan Account        The cash value of the Loan Account as of the Investment
Cash Value          Start Date is zero.

                    The cash value of the Loan Account on any day after the Investment Start Date is equal to:

                    - The cash value of the Loan Account on the preceding business day, with interest; plus

                    - Any net amount transferred to the Loan Account from the Divisions of the Separate Account on that day; minus

                    -        Any loan repayments on that day.

Monthly Cost        The monthly cost of insurance for the following month is
of Insurance        deducted on the monthly anniversary date. The monthly cost of insurance is 1, below, multiplied by the difference between 2 and 3 below:

                    1.      The monthly cost of insurance rate divided by 1,000.

                    2. The death benefit at the beginning of the certificate month divided by 1.0040741.

                    3. The cash value at the beginning of the certificate month, before the deduction of the monthly cost of insurance.

                    If the contract type is level and if there has been an increase in the face amount, then the cash value will first be considered a part of the face amount when the certificate was issued. If the cash value is greater than the initial face amount, the excess cash value will then be considered a part of each increase in order, starting with the first increase.

Monthly Cost        At the beginning of each certificate year, the monthly cost of Insurance Rates  rate is of insurance determined using the insured's attained age. The monthly cost of insurance rate is based on the attained age and rate class. For the initial face amount, we will use the rate class on the certificate date. For each increase, we will use the rate class applicable to the increase. If the death benefit equals a percentage of the cash value, any increase in cash value will cause an automatic increase in the death benefit. The rate class for such increase will be the same as that used for the most recent increase that required proof that the insured was insurable by our standards.

                    The monthly cost of insurance rates will never exceed the rates shown on the Table of Guaranteed Monthly Cost of Insurance Rates page. Any change in the cost of insurance rates will apply to all persons of the same age, and classification whose certificates have been in force for the same length of time.

First Year          The amount of additional monthly expense to be charged
Monthly Expense     during the first  certificate year is shown on the
Charge              certificate specifications page.

Monthly Expense     The amount of the  monthly  expense  charge is shown on the
Charge              certificate  specifications page.

Monthly Deduction   The monthly deduction is:

                    1.      The monthly cost of insurance; plus

                    2. The monthly cost of insurance for any rider included with this certificate; plus

                    3.      The monthly expense charge; plus

                    4. For the first certificate year, the first year monthly expense charge.

                   The monthly deduction for a certificate month will be allocated among the Divisions of the Separate Account in the same proportion that the cash value in each Division bears to the total cash value of the certificate, minus the cash value in the Loan Account on the monthly anniversary.


30413                               4.03
(5/95)

Cash Surrender     The cash surrender value of this certificate is:
Value
                   1.       The cash value at the time of surrender; minus

                   2.       Any loan and loan interest due.

Surrender          You may surrender your certificate for its cash surrender
                   value at any time during the lifetime of the insured by sending us a written request. The cash surrender value will be determined as of the date we receive your written request at our home office. The cash surrender value will not be reduced by any monthly deduction due on that date for a subsequent certificate month.

Partial            After the first certificate year, you can make a partial
Withdrawals        withdrawal of cash subject to the following conditions:

                   - You may make up to one partial withdrawal each certificate month.

                   - The minimum amount of your net partial withdrawal request from any one Division must be at least $50.00 of a Division or your entire balance in that Division, if smaller.

                   - The total amount of your net partial withdrawal request at any one time must be at least $500.

                   - The amount of withdrawal obtained by partial withdrawal may not exceed the loan value.

Allocation of      You may allocate the partial withdrawal, subject to the above
Partial            conditions, among the  Divisions of the Separate Account. If
Withdrawals        you do not specify the allocation, then the partial
                   withdrawal will be allocated among the Divisions of the Separate Account in the same proportion that the cash value in each Division bears to the total cash value of the certificate, minus the cash value in the Loan Account on the date of the partial withdrawal.

                   If the contract type is level and the death benefit equals the face amount, then a partial withdrawal will decrease the face amount by an amount equal to the partial withdrawal. If the death benefit equals a percentage of the cash value then a partial withdrawal will decrease the face amount by any amount by which the partial withdrawal exceeds the difference between the death benefit and the face amount. The face amount will be decreased in the following order:

                   1.      The face amount at issue; and

                   2. Any increases in the same order in which they were issued.

                   No partial withdrawal will be processed which will result in the face amount being decreased below the minimum face amount shown on the certificate specifications page.

                   We reserve the right to change the minimum amount or the number of times you may make a partial withdrawal. Each partial withdrawal is subject to an administrative charge equal to the lesser of $25.00 or 2% of the amount of the partial withdrawal.

Postponement       We will usually pay any amounts payable on surrender, partial
of Payments        withdrawal or certificate loan allocated to the Divisions of the Separate Account within seven days after written notice is received. We will usually pay any death benefit proceeds within seven days after we receive due proof of claim.
                   Payment of any amount payable on surrender, partial withdrawal, certificate loan or death may be postponed whenever:

                   1. The New York Stock Exchange or our home office are closed (other than customary weekend and holiday closing) or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission;

                   2. The Securities and Exchange Commission, by order, permits postponement for the protection of certificate owners; or

30413                             4.04
(5/95)

                   3. An emergency exists as determined by the Securities and Exchange Commission, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Separate Account.

                   Transfers may also be postponed under the circumstances listed above.

Continuation       If all premium payments cease, the insurance provided under
of Insurance       this certificate, including benefits provided by any rider attached to this certificate will continue in accordance with the provisions of this certificate for as long as the cash surrender value is sufficient to cover the monthly deductions. Any remaining cash surrender value will be payable on the maturity date.

Basis of           All values are at least equal to those required by any
Computation        applicable law of the state that governs your certificate. We have filed a detailed statement of the method of calculating cash values and reserves with the insurance supervisory official of that state.


30413                              4.05
(5/95)

                          6.  PERSONS WITH AN INTEREST IN THE CERTIFICATE

Owner The owner is as shown in the application or in any supplemental agreement attached to this certificate, unless later changed as provided in this certificate. You, as owner, are entitled to all rights provided by this certificate, prior to its maturity date. Ownership may be changed in accordance with the Change of Owner or Beneficiary provision. After the maturity date, you can not change the payee nor the mode of payment, unless otherwise provided in this certificate. Any person whose rights of ownership depend upon some future event will not possess any present rights of ownership. If there is more than one owner at a given time, all must exercise the rights of ownership. If you should die, and you are not the insured, your interest will go to your estate unless otherwise provided.

Beneficiary               The original beneficiary is shown in the application.
                          You may change the beneficiary in accordance with the Change of Owner or Beneficiary provision. Unless otherwise stated, the beneficiary has no rights in this certificate before the death of the insured. If there is more than one beneficiary at the death of the insured, each will receive equal payments unless otherwise provided. If no beneficiary is living at the death of the insured the proceeds will be payable to you, if you are living, or to your estate.

Change of                 During the insured's lifetime you may change the
Owner or                  ownership and beneficiary designations, subject to any
Beneficiary               restrictions as stated in the Owner or Beneficiary
                          provisions. You must make the change in written form satisfactory to us. If acceptable to us it will take effect as of the time you signed the request, whether or not the insured is living when we receive your request at our home office. The change will be subject to any assignment of this certificate or other legal restrictions. It will also be subject to any payment we made or action we took before we received your written notice of the change. We have the right to require the certificate for endorsement before we accept the change.

                          If you are also the beneficiary of the certificate at the time of the insured's death, you may designate some other person to receive the proceeds of the certificate within 60 days after the insured's death.

Assignments               We will not be bound by an assignment of the
                          certificate or of any interest in it unless:

                          1.  The assignment is made as a written instrument,

                          2. You file the original instrument or a certified copy with us at our home office, and

                          3.  We send you an acknowledged copy.

                          We are not responsible for determining the validity of any assignment. If a claim is based on an assignment, we may require proof of interest of the claimant. A valid assignment will take precedence over any claim of a beneficiary.

                          7.  GENERAL PROVISIONS

Entire Contract           We have issued this certificate in consideration of
                          the application and payment of premiums. The certificate, the application for it, any riders, and any application for an increase in face amount constitute the entire contract and are attached to and made a part of the certificate when the insurance applied for is accepted. A copy of any application for reinstatement will be sent to you for attachment to this certificate and will become part of the contract of reinstatement and of this certificate. The certificate may be changed by mutual agreement. Any change must be in writing and approved by our President, Vice President, or Secretary. Our agents have no authority to alter or modify any terms, conditions, or agreements of this certificate, or to waive any of its provisions.

Conformity with           If any provision in this certificate is in conflict
Statutes                  with the laws of the state which govern this
                          certificate, the provision will be deemed to be amended to conform with such laws. In addition, we reserve the right to change this certificate if we determine that a change is necessary to meet the requirements of the Internal Revenue Code, or its regulations or published rulings.

30616                                6.01
(5/95)

Statements in             All statements made by the insured or on his or her
Application               behalf, or by the applicant, will be deemed
                          representations and not warranties, except in the case of fraud. Material misstatements will not be used to void the certificate, any rider or any increase in face amount or deny a claim unless made in the application for a certificate, rider or an increase in face amount.

Claims of                 To the extent permitted by law, neither the
Creditors                 certificate nor any payment under it will be subject
                          to the claim of creditors or to any legal process.

Right to                  You have the right to request us to cancel an
Examine Increase          increase in face amount and receive a refund. The
in Face Amount            request must be made no later than:

                          - 20 days from the date you received the new certificate specifications page for the increase; or

                          - 45 days after the date you signed the application for the increase.

                          The refund will equal the monthly deductions associated with that increase. If you do request us to cancel the increase but do not request a refund, the monthly deductions associated with that increase will be restored to the certificate's cash value. This amount will be allocated to the Divisions of the Separate Account in the same manner as it was deducted.

Conversion Rights         Once during the first two certificate years you have
                          the right, upon written request, to exchange this certificate for a life insurance policy that provides for benefits that do not vary with the investment return of the Divisions of the Separate Account. No evidence of insurability will be required. However, we will require that this certificate be in force and that you repay any existing indebtedness. At the time of the conversion, the new policy will have, at your option, either the same death benefit or the same difference between death benefit and cash value as this certificate. The new policy will also have the same issue date and issue age as this certificate. The planned premiums for the new policy will be based on our rates in effect for the same issue age and risk class as the original certificate.

                          You also have the right once during the first two years following the effective date of an increase in face amount to exchange the increased portion of this certificate for a life insurance policy that provides for fixed benefits. The provisions applicable to the conversion of the entire certificate described above are also applicable to a conversion of an increase in face amount.

Eligibility Change        If an insured's eligibility under the Contract ends
Conversion                due to the termination of the contract or termination
Privilege                 of the employee's employment, your coverage, if still
                          in force, will convert automatically to an individual policy. Such individual policy will provide benefits which are identical to those provided under this certificate.

                          An amendment to convert the certificate to an individual policy will be mailed:

                          1.  Within 31 days after we receive written
                              notification that the employee's employment ended; or after the termination of the contract; and

                          2. Once any premium necessary to prevent the policy from lapsing is paid to us at our home office.

                          The planned premiums for this individual policy may be paid annually, semiannually, quarterly, or at other intervals we may establish from time to time. Additional premium payments may be made at any time subject to limitations identical to those contained in this certificate.

30616                                6.02
(5/95)

Misstatement              If there is a misstatement of age in the application,
of Age and                the amount of the death benefit will be that which
Corrections               would be purchased by the most recent mortality
                          charge at the correct age.

                          If we make any payment or certificate changes in good faith, relying on our records, or evidence supplied to us, our duty will be fully discharged. We reserve the right to correct any errors in the certificate.

Incontestability          We can not contest this certificate after it has been
                          in force during the lifetime of the insured for two years from its certificate date. We can not contest an increase in face amount with regard to material misstatements made concerning such increase after it has been in force during the lifetime of the insured for two years from its effective date. We can not contest any reinstatement of this certificate after it has been in force during the lifetime of the insured for a period of two years from the date we approve the reinstatement. This provision will not apply to any rider which contains its own incontestability clause.

Suicide Exclusion         If the insured dies by suicide, while sane or insane,
                          within two years from the certificate date (or within the maximum period permitted by law of the state in which this certificate was delivered, if less than two years), the amount payable will be limited to the amount of premiums paid, less any outstanding certificate loans with interest to the date of death, and less any partial withdrawals. If the insured, while sane or insane, commits suicide within two years after the effective date of any increase in face amount, the death benefit for that increase will be limited to the monthly deductions for the increase.

                          If the group contract is issued to a contractholder in the state of Missouri, then this certificate is considered issued to a Missouri citizen. This provision does not apply unless we prove that the Insured, who is considered a Missouri citizen, intended suicide when this certificate was applied for. This provision does not apply to an increase in face amount unless the Insured, who is considered a Missouri citizen, intended suicide when the increase in face amount was applied for.

Annual Report             Each year a report will be sent to you which shows the
                          current certificate values, premiums paid and deductions made since the last report, and any outstanding certificate loans.

Projection of             You may make a written request to us for a projection
Benefits and              of illustrative future cash values and death
Values                    benefits. This projection will be furnished to you for
                          a nominal fee.


                          8.  SEPARATE ACCOUNT PROVISIONS

Separate Account          The variable benefits under this certificate are
                          provided through investments in the Separate Account.
                          This account is used for flexible premium variable life insurance policies and, if permitted by law, may be used for other policies or contracts as well.

                          We hold the assets of the Separate Account. These assets are held separately from the Company's general assets. Income, gains and losses --- whether or not realized ---from assets allocated to the Separate Account will be credited to or charged against the account without regard to our other income, gains or losses.

                          Assets held by the Separate Account will not be charged with liabilities that arise from any other business we may conduct. We have the right to transfer to the Company's general assets any assets of the Separate Account which are in excess of the reserves and other policy liabilities of the Separate Account.

30616                                6.03
(5/95)

                          The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. The Separate Account is also subject to the laws of the State of Missouri, which regulate the operations of insurance companies incorporated in Missouri. The investment policy of the Separate Account will not be changed without the approval of the Insurance Commissioner of the State of Missouri. The approval process is on file with the Insurance Commissioner of the state in which the contract was delivered.

Divisions                 The Separate Account has several Divisions which are
                          shown on the certificate specifications page. The
                          Separate Account will buy shares in the Funds identified on the certificate specifications page.
                          Each Fund corresponds to a different investment portfolio.

                          Income, gains and losses --- whether or not realized --- from the assets of each Division of the Separate Account are credited to or charged against that Division without regard to income, gains or losses in other Divisions of the Separate Account.

                          We will value the assets of each Division of the Separate Account at the end of each valuation period. A valuation period is the period between two successive valuation dates, commencing at the close of trading (currently 4:00 p.m. New York time) each valuation date and ending at the close of trading (currently 4:00 p.m. New York time) on the next succeeding valuation date. A valuation date is each day that the New York Stock Exchange and our home office are open for business or any other day that may be required by any applicable Securities and Exchange Commission Rules and Regulations.

Transfers                 You may transfer amounts among the Divisions of the
                          Separate Account.

                          These transfers will be subject to the following conditions:

                          -  We must receive a written request for transfer.

                          - Transfers from or among the Divisions of the Separate Account may be made at any time and must be at least $250.00 or the entire amount you have in a Division, if smaller.

                          We may modify the transfer privilege at any time, including the minimum amount transferable, the frequency, and the transfer charge, if any.

Addition, Deletion        We reserve the right, subject to compliance with
or Substitution           applicable law, to make additions to, deletions from,
of Investments            or substitutions for the shares of a fund that are
                          held by the Separate Account or that the Separate
                          Account may purchase. We reserve the right to eliminate the shares of any of the Funds and to substitute shares of another fund or of another registered open-end, investment company, if the shares or funds are no longer available for investment or if in our judgement, further investment in any fund should become inappropriate in view of the purpose of the policy or contract. We will not substitute any shares attributable to the owner's interest in a Division of the Separate Account without notice to the owner and compliance with the Investment Company Act of 1940. This will not prevent the Separate Account from purchasing other securities for other series or classes of policies, or from permitting conversion between series or classes of policies or contracts on the basis of requests made by owners.

                          We reserve the right to establish additional Divisions of the Separate Account, each of which would invest in a new fund or in shares of another open-end investment company and to make such Divisions available to such class or series of policies as we deem appropriate. Subject to any required regulatory approval, we also reserve the right to eliminate or combine existing Divisions of the Separate Account or to transfer assets between Divisions.

                          Subject to obtaining any necessary regulatory or owner approval, the Separate Account may be operated as a management company under the Investment Company Act of 1940; it may be deregistered under that Act in the event registration is no longer required; it may be combined with other separate accounts; or its assets may be transferred to other separate accounts.

30616                                6.04
(5/95)

                    9. PAYMENT OF CERTIFICATE BENEFITS

Payment A lump sum payment will be made as provided on the face page.

Interest on         We will pay interest on proceeds from the date of the
Proceeds            insured's death to the date of payment. Interest will be at an annual rate determined by us, but never less than the guaranteed rate of 4.0%.

Extended            Provisions for settlement of proceeds different from a lump
Provisions          sum payment may only be made upon written agreement with us.


30706                               7.01
(5/95)

              FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE TO AGE 95


                               Non-Participating



                                 A MetLife(R)
                                Company [LOGO]
                            ----------------------
                                    PARAGON
                            LIFE INSURANCE COMPANY


30028
(1/95)

[LOGO]

       PARAGON                                               CERTIFICATE NUMBER
Life Insurance Company
St. Louis, Missouri 63105





                                                                  INSURED



              FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE TO AGE 95


                               Non-Participating


Flexible Premiums are payable during the lifetime of the insured to age 95. The death benefit is payable at the death of the insured prior to age 95 and while the certificate is in force. Cash surrender value, if any, is payable at the insured's age 95.

THE AMOUNT OF THE DEATH BENEFIT OR THE DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE UNDER THE CONDITIONS DESCRIBED ON PAGES 3.02 AND 3.03.

THE CERTIFICATE'S CASH VALUE IN EACH INVESTMENT DIVISION OF THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT INVESTMENT DIVISION AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE THE SEPARATE ACCOUNT PROVISION.


                                   RIGHT TO
                              EXAMINE CERTIFICATE

Please read this certificate. You may return this certificate to us or to the agent through whom it was purchased within 20 days from the date you receive it or within 45 days after the application is signed, whichever period ends later. If you return it within this period, the certificate will be void from the beginning. We will refund any premium paid.

The provisions on the pages which follow are a part of this certificate. This contains a summary of the terms of the Group Contract which is the contract between the Contractholder and Paragon Life Insurance Company. This certificate is evidence of life insurance under the Group Contract and is subject to all of the terms and limits of the Group Contract and any amendments thereto. PLEASE READ YOUR CERTIFICATE CAREFULLY.

Signed for the company at its Home Office, St. Louis, Missouri 63105. (314-862-2211)


/s/ [ILLEGIBLE]                                   /s/ Carl H. Anderson
-----------------                                 --------------------

         V.P., GENERAL COUNSEL                         PRESIDENT
             AND SECRETARY


30036                                0.01
(6/96)

                     ALPHABETIC GUIDE TO YOUR CERTIFICATE


Page
6.04     Addition, Deletion or Substitution of Investments
3.04     Allocation of Net Premiums
6.01     Assignments
4.05     Basis of Computation
6.01     Beneficiary
4.04     Cash Surrender Value
4.01     Cash Values
3.03     Certificate Changes
3.01     Certificate Date
3.03     Change in Contract Type
3.03     Change in Face Amount
6.01     Change of Owner or Beneficiary
6.02     Claims of Creditors
6.01     Conformity with Statutes
6.02     Conversion Rights
3.02     Death Benefit
3.01     Definitions
6.02     Eligibility Change Conversion Privilege
3.04     Grace Period
6.03     Incontestability
7.01     Interest an Proceeds
4.03     Loan Account Cash Value
4.01     Loans
3.01     Maturity Date
6.03     Misstatement of Age and Corrections
4.03     Monthly Cost of Insurance
4.03     Monthly Deduction
4.02     Net Investment Factor
3.04     Not Premium
6.01     Owner
4.04     Partial Withdrawals
7.01     Payment of Benefits
3.04     Payment of Premiums
4.04     Postponement of Payments
3.02     Proceeds
3.05     Reinstatement
6.02     Right to Examine Increase in Face Amount
4.02     Separate Account Cash Value
6.03     Separate Account Provisions
6.02     Statements in Application
6.03     Suicide Exclusion
6.04     Transfers

Additional Benefit Riders, Modifications and Amendments, if any, and a Copy of the Application are found following the final section.


30036
(6/96)                             0.02

CERTIFICATE SPECIFICATIONS

INSURED AGE                         <AGE>      INSURED                        <INSURED>
SEX                                 <SEX>      FACE AMOUNT                    <FACEAMT>
CONTRACT TYPE                  <CONTTYPE>      CERTIFICATE DATE              <CERTDATE>
MINIMUM FACE AMOUNT          <MINFACEAMT>      CERTIFICATE NUMBER             <CERTNUM>
NET PREMIUM PERCENTAGE       <NETPREMPER>      PLANNED ANNUAL PREMIUM        <APREMIUM>
LOAN ACCOUNT GUARANTEED                        MONTHLY EXPENSE CHARGE        <MOEXPCHG>
  INTEREST RATE                      5.0%      FIRST YEAR MONTHLY
RISK CLASSIFICATION           <RISKCLASS>           EXPENSE CHARGE              <FYMEC>
MATURITY DATE*                  <MATDATE>      SEPARATE ACCOUNT               <SEPACCT>

FORM                 BENEFITS-AS SPECIFIED IN CERTIFICATE
NUMBER                         AND IN ANY RIDER


                  Certificate Plan: FLEXIBLE PREMIUM VARIABLE
                           LIFE INSURANCE TO AGE 95

(DOCSLIST[LOOPIN, 1])


* It is possible that coverage will expire prior to the Maturity Date shown where either no premiums are paid following payment of the initial premium or subsequent premiums are insufficient to continue coverage to such a date. If current values change, the planned periodic premium could be insufficient to continue coverage to the maturity date.

30175                                1.01

              TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                             RATES ARE PER $1,000

INSURED:        <INSURED>                                 CERTIFICATE NUMBER:            <CERTNUM>
                                                          CERTIFICATE DATE:              <CERTDATE>


      ATTAINED                               ATTAINED                               ATTAINED
      AGE                  RATE              AGE                 RATE               AGE                    RATE
      ---                  ----              ---                 ----               ---                    ----

THESE RATES ARE FOR THE BASE COVERAGE AT ISSUE. They are based on 125 percent of the 1980 Commissioners Standard Ordinary Mortality Table C Age Last Birthday.

Any values guaranteed in this certificate are based on these rates.

30176                                1.01

                               1.   DEFINITIONS

We, Us and Our                The Paragon Life insurance Company.

You and Your                  The owner of this certificate. The owner may be
                              someone other than the insured.

                              In the application the words "You" and "Your" refer to the proposed insured person(s).

Insured The person whose life is insured under this certificate. See the certificate specifications page. The insured must be eligible to participate in the plan sponsored by the contractholder at the time this certificate is issued.

Issue Age                     The insured's age at his or her last birthday as
                              of the certificate date.

Attained Age                  The issue age plus the number of completed
                              certificate years.

Certificate Date              The date of issue of this certificate is the
                              effective date of coverage under this certificate.
                              It is also the date from which certificate anniversaries, certificate years, and certificate months are measured.

Investment                    The date the first premium is applied to the
Start Date                    Divisions of the Separate Account. This date will
                              be the later of:

                              -    The certificate date; or

                              - The date we receive the first premium at our home office.

Maturity Date                 The certificate anniversary on which the insured
                              attains age 95. If the insured is living and the certificate is in force on this date, the cash surrender value is payable to you. It is possible that insurance coverage may not continue to the maturity date even if planned premiums are paid in a timely manner.

Monthly                       The same date in each succeeding month as the
Anniversary                   certificate date except that whenever the monthly
                              anniversary falls on a date other than a valuation date, the monthly anniversary will be deemed the next valuation date. If any monthly anniversary would be the 29th, 30th, or 31st day of a month that does not have that number of days, then the monthly anniversary will be the last day of that month.

Business Day                  Any day that we are open for business.

Separate Account              A separate investment account created by us to
                              receive and invest net premiums received for this certificate. The particular Separate Account for this certificate is indicated on the certificate specifications page.

Loan Account                  The account to which we will transfer from the
                              Divisions of the Separate Account the amount of any certificate loan.

Loan SubAccount               A Loan SubAccount exists for each Division of the
                              Separate Account. Any cash value transferred to the Loan Account will be allocated to the appropriate Loan SubAccount to reflect the origin of the cash value. At any point in time, the Loan
                              Account will equal the sum of all the Loan
                              SubAccounts.

Actively                      The employee must work for his employer at his
at Work                       usual place of work or such other places as
                              required by his employer in the course of such work for the full number of hours and full rate of pay, as set by the employment practices of his employer. In no event will the amount of time worked per week be less than 30 hours.

Contract The Group Flexible Premium Variable Life Insurance Contract issued to the contractholder by us.

30320                                3.01
(6/96)

                             2.    DEATH BENEFITS

Proceeds                      The certificate proceeds are:

                              1. The death benefit under the contract type then in effect; plus

                              2. The monthly cost of insurance for the portion of the certificate month from the date of death to the end of the month of death; less

                              3.   Any loan and loan interest due.

Death Benefit                 The death benefit depends upon the contract type
                              in effect on the date of the insured's death. The contract type in effect is shown on the certificate specifications page.

                              Level Contract Type: (Death benefit is level except when it equals a percentage of cash value.)

                              The death benefit is the greater of:

                              1.   The face amount; or

                              2. The applicable percentage of the cash value on the date of death as described in Section 7702(d) of the internal Revenue Code of 1986 or any applicable successor provision thereto.

                              Increasing Contract Type:

                              The death benefit is the greater of:

                              1. The face amount plus the cash value on the date of death; or

                              2. The applicable percentage of the cash value on the date of death as described in Section 7702(d) of the Internal Revenue Code of 1986 or any applicable successor provision thereto.

                              Not withstanding anything in this certificate, the death benefit will in no case be less than the amount necessary to cause the certificate to meet the guideline premium test set forth in Section 7702(c) of the 1986 Internal Revenue Code or any applicable successor.

Applicable                    The percentages as currently described in Section
Percentage                    7702(d) of the Internal Revenue Code of 1986 are
                              as follows:

                              In the case of an insured with an                 The applicable percentage
                              attained age as of the beginning                  will decrease by a ratable
                              of the certificate year of:                       portion for each full year:

                              More than:                 But not more than:     From:                         To:
                                      0..........................   40          250.........................  250
                                     40..........................   45          250.........................  215
                                     45..........................   50          215.........................  185
                                     50..........................   55          185.........................  150
                                     55..........................   60          150.........................  130
                                     60..........................   65          130.........................  120
                                     65..........................   70          120.........................  115
                                     70..........................   75          115.........................  105
                                     75..........................   90          105.........................  105
                                     90..........................   95          105.........................  100
                                     95..........................  100          100.........................  100
                                    100..........................  100          100.........................  100
                                                                   or higher

30320                                3.02
(6/96)

Certificate                  You may request certificate changes at any time
Changes                      unless we specifically indicate otherwise. We
                             reserve the right to limit the number of changes to one per certificate year and to restrict the changes in the first certificate year. The types of changes allowed are explained below.

                             No change will be permitted that would result in this certificate not satisfying the definition of Life Insurance under the Internal Revenue Code of 1986 or any applicable successor provision thereto.

Change in                    The face amount may be changed by sending us a
Face Amount                  written request.

                             1. The decrease will become effective on the monthly anniversary on or following our receipt of the request.

                             2. The decrease will reduce the face amount in the following order:

                                  a.   The face amount provided by the most
                                       recent increase;

                                  b.   Face amounts provided by the next most
                                       recent increases, successively; and

                                  c. The face amount when the certificate was issued.

                             3. The face amount remaining in force after any requested decrease may not be less than the minimum face amount shown on the certificate specifications page.

                             4.   Any decrease must be at least $5,000.

                             Any increase in face amount will be subject to the following conditions:

                             1. Proof that the insured is insurable by our standards on the date of the requested increase must be submitted.

                             2. The increase will become effective on the monthly anniversary on or following our receipt of such proof.

                             3.   Any increase must be at least $5,000.

                             4. The insured must have an attained age not greater than age 80 on the anniversary date that the increase will become effective.

                             We will amend your certificate to show the effective date at the decrease or increase.

Change in                    The contract type in effect may be changed by
Contract Type                sending us a written request. The effective date of
                             change will be the monthly anniversary on or following the date we receive the request. On the effective date of this change the death benefit payable does not change.

                             If the contract type in effect is increasing, it may be changed to level. The face amount will be increased to equal the benefit on the effective date of change.

                             If the contract type in effect is level, it may be changed to increasing. Proof that the insured is insurable by our standards on the date of the change must be submitted. The face amount will be decreased to equal the death benefit less the cash value on the effective date of change. This change may not be made if it would result in a face amount which is less than the minimum face amount shown on the certificate specifications page.


30320                                3.03
(6/96)

                        3.    PREMIUMS AND GRACE PERIOD

Payment of                    Your first premium is due as of the certificate
Premiums                      date. While the insured is living, premiums after
                              the first must be paid at our home office. If this certificate is not in your possession and you have not paid the first premium, it is not in force. It will be considered that you have the certificate for inspection only.

                              Premiums after the first may be paid in any amount and at any interval subject to the following conditions:

                              1.   No premium payment may be less than $20.00.

                              2. Total premiums paid in any certificate year may not exceed the maximum premium limit for that certificate year. The maximum premium limit for a certificate year is the largest amount of premium which can be paid in that certificate year such that the sum of the premiums paid under the certificate will not at any time exceed the guideline premium limitation referred to in Section 7702(c) of the Internal Revenue Code of 1986, or as set forth in any applicable successor provision thereto. The maximum premium limit for the following certificate year will be shown on your annual report.

                                   On any date that we receive a premium which causes the death benefit to increase by an amount that exceeds that premium received, we reserve the right to refuse the premium payment. We may require additional evidence of insurability before we accept the premium payment.

Net Premium                        The premium paid times the net premium
                                   percentage from the certificate
                                   specifications page is the net premium.

Allocation of                      You determine the allocation of net premiums
Net Premiums                       among the Divisions of the Separate Account.
                                   The minimum percentage (other than zero) that may be allocated to any Division of the Separate Account is 10%. Percentages must be in whole numbers.

Your Right                         You may change the allocation of future net
to Change                          premiums among the Divisions of the Separate
Allocation                         Account subject to the conditions outlined in
                                   the Allocation of the Net Premiums provision.
                                   The change in allocation percentages will take effect immediately upon our receipt of your written request.

Grace Period                       We will allow a grace period of 62 days. The
                                   grace period will start on any monthly,
                                   anniversary when the cash surrender value is not large enough to cover the next monthly deduction. (Monthly deduction is defined in the Cash Values Section.) At that time, we will send you and any assignee of record a notice. The notice will indicate the minimum premium needed to keep the certificate in force and the date such payment is due.

                                   If you do not pay a premium large enough to cover the monthly deduction by the end of the grace period, your certificate will lapse at the end of that 62 day period. It will then terminate without cash value. It the insured dies during the grace period, any past due monthly deductions will be deducted from the death benefit.

30320                                3.04
(6/96)

Reinstatement                 You may reinstate your lapsed certificate within 5
                              years after the date of lapse. This must be done before the insured's age 95. You must submit the following items:

                              1.   A written request for reinstatement.

                              2. Proof satisfactory to us that the insured is insurable by our standards.

                              3.   A premium large enough to cover:

                                   a.   The monthly deductions due at the time
                                        of lapse; and

                                   b.   Two times the monthly deduction due at
                                        the time of reinstatement.

                              The insured must be alive on the date we approve the request for reinstatement. If the insured is not alive, such approval is void and of no effect.

                              The reinstated certificate will be in force from the date we approve the reinstatement application. There will be a full monthly deduction for the certificate month which includes that date. The only accumulation value of this certificate upon reinstatement will be the amount provided by the premium then paid. The application for reinstatement will be contestable for two years during the lifetime of the insured from the date of its approval.

                              Any loan and loan interest due on the date of lapse may be paid or reinstated. Any loan and loan interest reinstated will cause a cash value of an equal amount to also be reinstated.

                              Any loan paid at the time of reinstatement will cause an increase in cash value equal to the amount of the repaid loan.

30320                                3.05
(6/96)

                          4.   LOANS

                          After the first certificate anniversary, you may borrow an amount not in excess of the loan value of your certificate while it is in force. The minimum amount of your net loan request at any one time must be at least $100. Your certificate will be the sole security for such loan.  We have the right to require your certificate for endorsement.

                          The loan value is 85% of the cash value of your certificate at the date of the loan request, reduced by any existing loans and loan interest due.

                          You may allocate the certificate loan and any loan interest due on this loan among the
                          Divisions of the Separate Account.  If you do not specify the allocation, then the certificate loan will be allocated among the Divisions of the Separate Account in the same proportion that the cash value in each Division bears to the total cash value of  the certificate, minus the cash value in the Loan Account, on the date of the certificate loan.

                          Cash value equal to the certificate loan and the loan interest due on this loan allocated to each Division of the Separate Account will be transferred to the Loan Account, reducing the cash value allocated to the Divisions of the Separate Account accordingly.

                          Cash value held in the Loan Account for loan collateral will earn interest daily at an annual rate not less than the Loan Account guaranteed interest rate shown on the certificate specifications page.

                          Interest payable on a loan accrues daily.  Loan interest is due and payable in arrears on each certificate anniversary or on a pro rata basis for any shorter period as the loan may exist.  If you do not pay the interest when it is due, we will add it to your existing loan if your certificate has sufficient loan value.  We will charge the same rate of interest on this amount as an the certificate loan.  The total loan rate will be 8.0% per year.

Loan  Repayments          All funds received will be credited to your certificate as a premium unless clearly marked for loan repayment.

                          You may repay your loan in whole or in part at any time before the death of the insured while the certificate is in force.  When a loan repayment is made, cash value securing
                          the debt in the Loan Account equal to the loan repayment will be repaid to the   Divisions
                          of the Separate Account in the same proportion that the cash value in the   Loan Account
                          bears to the cash value in each Loan SubAccount as of the date the original loan was made, unless you indicate a specific allocation to the Divisions of the Separate Account.
                          Unpaid loans and loan interest will be deducted from any settlement of your certificate.

                          If you fail to make repayment when the total loan and loan interest due would exceed  the cash value, your certificate will terminate.  We will allow you a grace period for such payment of loans and loan interest due.  In such event the certificate becomes void at the end of the grace period, we will mail a notice to your last known address, the last known address of the insured, and that of any assignee of record.  This grace period  will expire 62 days from the monthly anniversary immediately before the date the total loan and loan interest due exceeds the cash value and any unpaid monthly expense charges; or 31 days after such notice has been mailed, it later.

                          5.  CASH  VALUES

 Cash  Value              The cash value of your certificate is equal to the total of:
                          -  The cash value in the Divisions of the Separate Account; plus
                          -  The cash value in the Loan Account.

30417
(6/96)                               4.01

                          You may borrow against the loan value of your certificate.  The interest rate used to calculate the interest earned on the cash values in the Loan Account securing any certificate loan will be at an effective annual rate not less than the Loan Account guaranteed interest rate shown on the certificate specifications page.

Separate  Account         The cash value in each Division of the Separate Account on the Investment Start Date is
Cash  Value               equal to:


                          -  The portion of the initial net premium received and allocated to the Division; minus

                          -  The portion of the monthly deductions due from the certificate date through the
                             Investment Start Date charged to the Division

                          The cash value in each Division of the Separate Account on a subsequent valuation  date is equal to:

                          -  The cash value in the Division on the preceding valuation date multiplied by that
                             Division's net investment factor for the current valuation period; plus

                          -  Any portion of net premium received and allocated to the Division during the current valuation period; plus

                          -  Any net amounts transferred to the Division from another Division during the current valuation period; plus

                          -  Any loan repayments allocated to the Division during the current valuation period; plus

                          -  That portion of any interest credited on outstanding loans which is allocated to the
                             Division during the current valuation period; minus

                          -  Any amounts transferred plus any transfer charge from the Division during the current valuation period; minus

                          -  Any partial withdrawal plus any withdrawal transaction charge from the Division during the current valuation period; minus

                          -  Any amount transferred from the Division to the Loan Account during that valuation period; minus

                          -  If a monthly anniversary occurs during the current valuation period, the portion of the monthly deduction charged to the Division during the current valuation period to cover the certificate month which starts during that valuation period.

Net  Investment           The Net Investment Factor measures the investment performance of a Division during  a
Factor                    valuation period. The Net Investment Factor for each Division for a valuation period  is calculated as follows:

                          -  The value of the assets at the end of the preceding valuation period; plus

                          -  The investment income and capital gains --- realized or unrealized --- credited to the assets in the valuation period for which the net investment factor is being determined;
                             minus

                          -  The capital losses --- realized or unrealized --- charged against those during the valuation period; minus

                          -  Any amount charged against each Division for taxes including any tax or other economic burden resulting from the application of tax laws that we determine to be properly attributable to the Divisions of the Separate Account, or any amount  we set aside during the valuation period as a reserve for taxes attributable to the operation or maintenance of each Division; minus

                          -  A charge not to exceed .0024547% for each day in the valuation period. This corresponds to 0.90% per year for mortality and expense risks; divided by

                          -  The value of the assets at the end of the preceding valuation period.

30417
(6/96)                               4.02

Loan Account              The cash value of the Loan Account as of the Investment Start Date is zero.
Cash Value
                          The cash value of the Loan Account on any day after the Investment Start Date is equal to:

                          -  The cash value of the Loan Account on the preceding business day, with interest; plus

                          -  Any net amount transferred to the Loan Account from the Divisions of the Separate
                             Account on that day; minus

                          -  Any loan repayments on that day.

Monthly Cost              The monthly cost of insurance for the following month is deducted on the monthly
of Insurance              anniversary date. The monthly cost of insurance is 1, below, multiplied by the difference between 2 and 3 below:

                          1.  The monthly cost of insurance rate divided by 1,000.

                          2.  The death benefit at the beginning of the certificate month divided by 1.0040741.

                          3.  The cash value at the beginning of the certificate month, before the deduction of the monthly cost of insurance.

                          If the contract type is level and if there has been an increase in the face amount, then the cash value will first be considered a part of the face amount when the certificate was issued.  If the cash value is greater than the initial face amount, the excess cash value will then be considered a part of each increase in order, starting with the first increase.

Monthly Cost              At the beginning of each certificate year, the monthly cost of insurance rate is
of Insurance              determined using the insured's attained age. The monthly cost of insurance rate is  based
Rates                     on the attained age and rate class. For the initial face amount, we will use the  rate class on the certificate date.  For each increase, we will use the rate class  applicable to the increase.  If the death benefit equals a percentage of the cash value, any increase in cash value will cause an automatic increase in the death benefit.  The rate class for such increase will be the same as that used for the most recent increase that required proof that the insured was insurable by our standards.

                          The monthly cost of insurance rates will never exceed the rates shown on the Table of
                          Guaranteed Monthly Cost of Insurance Rates page.  Any change in the cost of  insurance rates will apply to all persons of the same age, and classification whose certificates have been in force for the same length of time.

First Year                The amount of additional monthly expense to be charged during the first certificate  year
Monthly Expense           is shown on the certificate specifications page.
Charge


Monthly Expense           The amount of the monthly expense charge is shown on the certificate specifications page.
Charge

Monthly Deduction         The monthly deduction is:

                          1.  The monthly cost of insurance; plus

                          2.  The monthly cost of insurance for any rider included with this certificate; plus

                          3.  The monthly expense charge; plus

                          4.  For the first certificate year, the first year monthly expense charge.

                          The monthly deduction for a certificate month will be allocated among the Divisions of the Separate Account in the same proportion that the cash value in each Division  bears to the total cash value of the certificate, minus the cash value in the Loan  Account on the monthly anniversary.

30417
(6/96)                               4.03

Cash Surrender            The cash surrender value of this certificate is:
Value

                          1.  The cash value at the time of surrender; minus

                          2.  Any loan and loan interest due.

Surrender                 You may surrender your certificate for its cash surrender value at any time during the lifetime of the insured by sending us a written request.  The cash surrender value will be determined as of the date we receive your written request at our home office.  The cash surrender value will not be reduced by any monthly deduction due on that date  for a subsequent certificate month.

Partial                   After the first certificate year, you can make a partial withdrawal of cash subject to the
Withdrawal                following conditions:


                          -  You may make up to one partial withdrawal each certificate month.

                          -  The minimum amount of your net partial withdrawal request from any one Division must be at least $50.00 of a Division or your entire balance in that Division, if smaller.

                          -  The total amount of your net partial withdrawal request at any one time must be at least $500.

                          -  The amount of withdrawal obtained by partial withdrawal may not exceed the loan value.

Allocation of             You may allocate the partial withdrawal, subject to the above conditions, among the
Partial                   Divisions of the Separate Account. If you do not specify the allocation, then the partial
Withdrawal                withdrawal will be allocated among the Divisions of the Separate Account in the same proportion that the cash value in each Division bears to the total cash value of the certificate, minus the cash value in the Loan Account on the date of the partial withdrawal.

                          If the contract type is level and the death benefit equals the face amount, then a partial withdrawal will decrease the face amount by an amount equal to the partial withdrawal.  If the death benefit equals a percentage of the cash value then a partial withdrawal will decrease the face amount by any amount by which the partial withdrawal exceeds the difference between the death benefit and the face amount.  The face amount will be decreased in the following order:

                          1.  The face amount at issue; and

                          2.  Any increases in the same order in which they were issued.

                          No partial withdrawal will be processed which will result in the face amount being decreased below the minimum face amount shown on the certificate specifications page.

                          We reserve the right to change the minimum amount or the number of times you may make a partial withdrawal. Each partial withdrawal is subject to an administrative  charge equal to the lesser of $25.00 or 2% of the amount of the partial withdrawal.

Postponement              We will usually pay any amounts payable on surrender, partial withdrawal or certificate
of Payment                loan allocated to the Divisions of the Separate Account within seven days after written notice is received.  We will usually pay any death benefit proceeds within seven days after we receive due proof of claim.  Payment of any amount payable on surrender, partial withdrawal, certificate loan or death may be postponed whenever:

                          1.  The New York Stock Exchange or our home office are closed (other than  customary weekend and holiday closing) or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission;

                          2.  The Securities and Exchange Commission, by order, permits postponement for the protection of certificate owners; or

30417
(6//96)                              4.06

                          3. An emergency exists as determined by the Securities and Exchange Commission, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Separate Account.

                          Transfers may also be postponed under the circumstances listed above.

Continuation              If all premium payments cease, the insurance provided under this certificate, including
of Insurance              benefits provided by any rider attached to this certificate will continue in accordance with the provisions of this certificate for as long as the cash surrender value is sufficient to cover the monthly deductions.  Any remaining cash surrender value will be payable on the maturity date.

Basis  of                 All values are at least equal to those required by any applicable law of the state that
Computation               governs your certificate. We have filed a detailed statement of the method of  calculating
                          cash values and reserves with the insurance supervisory official of that   state.

30417
(6/96)                               4.05

                         6. PERSONS WITH AN INTEREST IN THE CERTIFICATE

Owner Unless someone else is shown as owner in the application or in any supplemental agreement attached to this certificate, the insured will be the owner of this certificate. If there is more than one owner at a given time, all must exercise the right of ownership. ownership may be changed in accordance with the Change of Owner of Beneficiary provision.

                         You, as owner, are entitled to exercise all ownership rights provided by this certificate while it is in force. Any person whose rights of ownership depend upon some future event will not possess any present rights of ownership. If you should die, and you are not the insured, your interest will go to your estate unless otherwise provided.

Beneficiary              The original beneficiary is shown in the application.
                         You may change the beneficiary in accordance with the Change of Owner or Beneficiary provision. Unless otherwise stated, the beneficiary has no rights in this certificate before the death of the insured. If there is more than one beneficiary at the death of the insured, each will receive equal payments unless otherwise provided. If no beneficiary is living at the death of the insured the proceeds will be payable to you, if you are living, or to your estate.

Change of                During the insured's lifetime you may change the
Owner or                 ownership and beneficiary designations, subject to
Beneficiary              any restrictions as stated in the Owner or Beneficiary
                         provisions. You must make the change in written form satisfactory to us. If acceptable to us it will take effect as of the time you signed the request, whether or not the insured is living when we receive your request at our home office. The change will be subject to any assignment of this certificate or other legal restrictions. It will also be subject to any payment we made or action we took before we received your written notice of the change. We have the right to require the certificate for endorsement before we accept the change.

                         If you are also the beneficiary of the certificate at the time of the insured's death, you may designate some other person to receive the proceeds of the certificate within 60 days after the insured's death.

Assignments              We will not be bound by an assignment of the
                         certificate or of any interest in it unless:

                         1.   The assignment is made as a written instrument,

                         2. You file the original instrument or a certified copy with us at our home office, and

                         3.   We send you an acknowledged copy.

                         We are not responsible for determining the validity of any assignment. If a claim is based on an assignment, we may require proof of interest of the claimant. A valid assignment will take precedence over any claim of a beneficiary.


                         7. GENERAL PROVISIONS

Entire Contract          We have issued this certificate in consideration of the
                         application and payment of premiums. The certificate, the application for it, any riders, and any application for an increase in face amount constitute the entire contract and are attached to and made a part of the certificate when the insurance applied for is accepted.
                         A copy of any application for reinstatement will be sent to you for attachment to this certificate and will become part of the contract of reinstatement and of this certificate. The certificate may be changed by mutual agreement. Any change must be in writing and approved by our President, Vice President, or Secretary. Our agents have no authority to alter or modify any terms, conditions, or agreements of this certificate, or to waive any of its provisions.

Conformity with          If any provision in this certificate is in conflict
Statutes                 with the laws of the state which govern this
                         certificate, the provision will be deemed to be amended to conform with such laws. In addition, we reserve the right to change this certificate if we determine that a change is necessary to cause this certificate to comply with, or give you the benefit of, any federal or state statute, rule or regulation, including, but not limited to, requirements for life insurance contracts under the Internal Revenue Code, or its regulations or published rulings.

30620
(6/96)                                  6.01

Statements in            All statements made by the insured or on his or her
Application              behalf, or by the applicant, will be deemed
                         representations and not warranties, except in the case of fraud. Material misstatements will not be used to void the certificate, any rider or any increase in face amount or deny a claim unless made in the application for a certificate, rider or an increase in face amount.

Claims of                To the extent permitted by law, neither the certificate
Creditor                 nor any payment under it will be subject to the claim
                         of creditors or to any legal process.

Right to                 You have the right to request us to cancel an increase
Examine Increase         in face amount and receive a refund. The request must
in Face Amount           be made no later than:


                         - 20 days from the date you received the new certificate specifications page for the increase; or

                         - 45 days after the date you signed the application for the increase.

                         The refund will equal the monthly deductions associated with that increase. If you do request us to cancel the increase but do not request a refund, the monthly deductions associated with that increase will be restored to the certificate's cash value. This amount will be allocated to the Divisions of the Separate Account in the same manner as it was deducted.

Conversion Rights        Once during the first two certificate years you have
                         the right, upon written request, to exchange this certificate for a life insurance policy that provides for benefits that do not vary with the investment return of the Divisions of the Separate Account. No evidence of insurability will be required. However, we will require that this certificate be in force and that you repay any existing indebtedness. At the time of the conversion, the new policy will have, at your option, either the same death benefit or the same difference between death benefit and cash value as this certificate. The new policy will also have the same issue date and issue age as this certificate. The planned premiums for the new policy will be based an our rates in effect for the same issue age and risk class as the original certificate.

                         You also have the right once during the first two years following the effective date of an increase in face amount to exchange the increased portion of this certificate for a life insurance policy that provides for fixed benefits. The provisions applicable to the conversion of the entire certificate described above are also applicable to a conversion of an increase in face amount.

Eligibility Change       If an insured's eligibility under the Contract ends
Conversion               due to the termination of the contract or termination
Privilege                of the employee's employment, your coverage, if still
                         in force, will convert automatically to an individual policy. Such individual policy will provide benefits which are identical to those provided under this certificate.

                         An amendment to convert the certificate to an individual policy will be mailed:

                         1.  Within 31 days after we receive written
                             notification that the employee's employment ended; or after the termination of the contract; and

                         2. Once any premium necessary to prevent the policy from lapsing is paid to us at our home office.

                         The planned premiums for this individual policy may be paid annually, semiannually, quarterly, or at other intervals we may establish from time to time. Additional premium payments may be made at any time subject to limitations identical to those contained in this certificate.

30620                              6.02
(6/96)

Misstatement             If there is a misstatement of age in the application,
of Age and               the amount of the death benefit will be that which
Corrections              would be purchased by the most recent mortality charge
                         at the correct age.

                         If we make any payment or certificate changes in good faith, relying on our records, or evidence supplied to us, our duty will be fully discharged. We reserve the right to correct any errors in the certificate.

Incontestability         We can not contest this certificate after it has been
                         in force during the lifetime of the insured for two years from its certificate date. We can not contest an increase in face amount with regard to material misstatements made concerning such increase after it has been in force during the lifetime of the insured for two years from its effective date. We can not contest any reinstatement of this certificate after it has been in force during the lifetime of the insured for a period of two years from the date we approve the reinstatement. This provision will not apply to any rider which contains its own incontestability clause.

Suicide Exclusion        If the insured dies by suicide, while sane or insane,
                         within two years from the certificate date (or within the maximum period permitted by law of the state in which this certificate was delivered, if less than two years), the amount payable will be limited to the amount of premiums paid, less any outstanding certificate loans with interest to the date of death, and less any partial withdrawals.

                         If the insured, while sane or insane, commits suicide within two years after the effective date of any increase in face amount, the death benefit for that increase will be limited to the monthly deductions for the increase.

Annual Report            Each year a report will be sent to you which shows the
                         current certificate values, premiums paid and deductions made since the last report, and any outstanding certificate loans.

Projection of            You may make a written request to us for a projection
Benefits and             of illustrative future cash values and death benefits.
Values                   This projection will be furnished to you for a nominal
                         fee.


                         8. SEPARATE ACCOUNT PROVISIONS

 Separate Account        The variable benefits under this certificate are
                         provided through investments in the Separate Account.
                         This account is used for flexible premium variable life insurance policies and, if permitted by law, may be used for other policies or contracts as well.

                         We hold the assets of the Separate Account. These assets are held separately from the Company's general assets. Income, gains and losses --- whether or not realized --- from assets allocated to the Separate Account will be credited to or charged against the account without regard to our other income, gains or losses.

                         Assets held by the Separate Account will not be charged with liabilities that arise from any other business we may conduct. We have the right to transfer to the Company's general assets any assets of the Separate Account which are in excess of the reserves and other policy liabilities of the Separate Account.

30620                                       6.03
(6/96)

                         The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. The Separate Account is also subject to the laws of the State of Missouri, which regulate the operations of insurance companies incorporated in Missouri. The investment policy of the Separate Account will not be changed without the approval of the Insurance Commissioner of the State of Missouri. The approval process is on file with the Insurance Commissioner of the state in which the contract was delivered.

Divisions                The Separate Account has several Divisions. Each
                         Separate Account Division will buy shares in a different investment portfolio.

                         Income, gains and losses --- whether or not realized --- from the assets of each Division of the Separate Account are credited to or charged against that Division without regard to income, gains or losses in other Divisions of the Separate Account.

                         We will value the assets of each Division of the Separate Account at the end of each valuation period. A valuation period is the period between two successive valuation dates, commencing at the close of trading (currently 4:00 p.m. New York time) each valuation date and ending at the close of trading (currently 4:00 p.m. New York time) on the next succeeding valuation date. A valuation date is each day that the New York Stock Exchange and our home office are open for business or any other day that may be required by any applicable Securities and Exchange Commission Rules and Regulations.

 Transfer You may transfer amounts among the Divisions of the Separate Account.

                         These transfers will be subject to the following conditions:

                         -  We must receive a written request for transfer.

                         - Transfers from or among the Divisions of the Separate Account may be made at any time and must be at least $250.00 or the entire amount you have in a Division, if smaller.

                         We may modify the transfer privilege at any time, including the minimum amount transferable, the frequency, and the transfer charge, if any.

Addition, Deletion       We reserve the right, subject to compliance with
or Substitution          applicable law, to make additions to, deletions from,
of Investments           of substitutions for the shares of a fund that are held
                         by the Separate Account or that the Separate Account may purchase. We reserve the right to eliminate the shares of any of the Funds and to substitute shares of another fund or of another registered open-end, investment company, if the shares or funds are no longer available for investment or if in our judgement, further investment in any fund should become inappropriate in view of the purpose of the policy or contract. We will not substitute any shares attributable to the owner's interest in a Division of the Separate Account without notice to the owner and compliance with the Investment Company Act of 1940.
                         This will not prevent the Separate Account from purchasing other securities for other wines or classes of policies, or from permitting conversion between series or classes of policies or contracts on the basis of requests made by owners.

                         We reserve the right to establish additional Divisions of the Separate Account, each of which would invest in a now fund or in shares of another open-end investment company and to make such Divisions available to such class or series of policies as we deem appropriate. Subject to any required regulatory approval, we also reserve the right to eliminate or combine existing Divisions of the Separate Account or to transfer between Divisions.

                         Subject to obtaining any necessary regulatory or owner approval, the Separate Account may be operated as a management company under the Investment Company Act of 1940; it may be deregistered under that Act in the event registration is no longer required; it may be combined with other separate accounts; or its assets may be transferred to other separate accounts.

30620                               6.04
(6/96)

                     9. PAYMENT OF CERTIFICATE BENEFITS


Payment              A lump sum payment will be made as provide on the face
                     page.
Interest  on         We will pay interest on proceeds from the date of the
Proceeds             insured's death to the date of payment. Interest will be at an annual rate determined by us, but never less than the guaranteed rate of 4.0%.

Extended             Provisions for settlement of proceeds different from a lump
Provisions           sum payment may only be made upon written agreement with
                     us.





                                    7.01
30710
(6/96)

              FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE TO AGE 95


                               Non-Participating





                                [PARAGON LOGO]

30036
(6/96)